PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated October 5, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

CoroWare, Inc.

$5,000,000

10,000,000,000 SHARES OF COMMON STOCK

$0.0005 PER SHARE

This is the public offering of securities of CoroWare, Inc., a Delaware corporation. We are offering 10,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $0.0005 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 10,000,000 Offered Shares ($5,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

We are a shell company pursuant to Rule 405 of the Securities Act. This will have a material impact on our ability to attract additional capital. See “Risk Factors – We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

The Company’s sole officer and director, Lloyd Spencer, is the owner of 100% of the Company’s issued and outstanding Series G Preferred stock. The Company’s Series G Preferred stock has voting rights equal to 5,000,000 votes per each one share. As such, Mr. Spencer has voting rights equal to 125,000,000,000 shares of common stock and thus control of any item brought before shareholders requiring a vote.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is quoted on the OTC Market’s “PINK” under the stock symbol “COWI.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0005	$5,000,000
Underwriting Discounts and Commissions (3)	$0.00005	$500,000
Proceeds to Company	$0.00045	$4,500,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best-efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $500,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is October 5, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “CoroWare”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CoroWare, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers and customers;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

As used herein, the terms the “Company,” “CoroWare” “we,” “us,” “our” and similar refer to CoroWare, Inc., a publicly quoted shell corporation incorporated on July 15, 2002 under the laws of the State of Delaware as weComm, Ltd. On August 20, 2002, the Company filed an Amendment to its Articles of Incorporation changing the name of the corporation to SRM Networks, Inc. In connection with the acquisition of Hy-Tech Computer Systems, Inc. on January 31, 2003, the Company changed its name to Hy-Tech Technology Group, Inc. In connection with the Agreement and Plan of Merger Robotics Workspace Technology, Inc., Innova Holdings, Inc. and the Company’s wholly owned subsidiary, RWT Acquisition, Inc., dated July 21, 2004, the Company’s named changed to Innova Holdings, Inc. Subsequently, on November 20, 2006, the Company changed its name to Innova Robotics and Automation, Inc. and then on April 23, 2008, the Company changed its name to CoroWare, Inc.

Our Common Stock is quoted on the OTC Markets’ “PINK” under the symbol “COWI.”

The Issuer’s offices are located at 13110 NE 177th Place, Suite 145, Woodinville, WA 98072, Phone: 833-304-7336, Email lspencer@coroware.com. We maintain a website at http://www.coroware.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

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Trading Market

Our Common Stock is quoted on the OTC Markets’ “PINK” under the symbol “COWI.”

THE OFFERING

Issuer:	CoroWare, Inc.

Securities offered:	A maximum of 10,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.0005 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	14,102,057,165 issued and outstanding as of September 15, 2021

Number of shares of Common Stock to be outstanding after the offering	24,102,057,165 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0005

Maximum offering amount:	10,000,000,000 shares at $0.0005 per share, or $5,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is quoted on the OTC Markets “PINK” under the symbol “COWI.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,500,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Competition

Limited operational history

Doubts about our ability to continue in business

See “Risk Factors.”

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Financial Condition

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have less than ten years of corporate operational history and have yet to generate revenue under our new business model, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the carbon nanotubes and hydrogen sectors, which is a rapidly transforming technological sector. There is no guarantee that we will properly execute our business model in either sector.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the field of carbon nanotubes and hydrogen technology have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our products; and

●	Our ability to obtain and retain existing customers; and

●	Our ability to develop our carbon nanotubes and hydrogen products; and

●	General economic conditions, both domestically and in foreign markets; and

●	Advertising and other marketing costs; and

●	Costs of producing the carbon nanotubes and hydrogen; and

●	Retaining key personnel

●	Positive returns on our alternative investments.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Risks Relating to Our Business and Industry

The COVID-19 pandemic may materially and adversely affect our business and operations.

The impact on our business from the outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict. While vaccines are currently being administered in the United States and other countries throughout the world, at the current time the federal government and local states have instituted restrictions which could adversely affect the Company’s operations. The impact of COVID-19 has also created global supply chain challenges. These challenges create risk in the timing of delivery of kiosks and products. As outbreaks happen in certain areas of the supply chain it will create delays. Having redundancies in these areas to minimize timeline creep is not cost effective. Additionally, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Other potential adverse effects of COVID-19 might include, for example, our ability to meet projected goals through the continued availability of our workforce; adverse impacts from new laws and regulations affecting our business or increased cyber risks and reliance on technology infrastructure to support our business and operations, including through remote-work protocols. The specific impact that COVID-19 could have on these risks remains uncertain.

We have a history of losses, and we may not become profitable in the future.

The company has incurred losses in all the years since formation. Most of these investments were made in product development, engineering and some sales expenses. We may incur similar net losses for the foreseeable future.

We expect to continue to make significant future expenditures related to the development and expansion of our business, including:

●	investments in our research and development team and in the development of processing organic waste streams into higher value carbon and hydrogen products;
●	investments in sales and marketing, including expanding our sales force, increasing our customer base, increasing market awareness of our platform and development of new technologies;
●	expanding of our operations and infrastructure, including internationally; and
●	hiring additional employees.

CoroWare is changing its industry direction and business model

It will take 12-18 months to establish a firm direction towards revenue and profitability. The company will need to build out a new corporate leadership team, identify additional acquisition opportunities, and continue to work on and evolve its long-term business plan. The company is also incurring costs associated with general administration, including legal, accounting and other expenses related to being a public company upon completion of this offering.

As a result of these increased expenses, we will have to generate and sustain increased revenue to be profitable in future periods. Further, in future periods, our revenue growth rate could decline, and we may not be able to generate sufficient revenue to offset higher costs and achieve or sustain profitability. If we fail to achieve, sustain or increase profitability, our business and operating results could be adversely affected.

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We have no operating history, which makes it difficult to predict our future results of operations.

The company has been inactive since November 2016, which limits our ability to forecast our future results of operations and subjects us to a number of uncertainties, including our ability to plan for and anticipate future growth. Our historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our solutions, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. We have also encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, competition from other companies, attracting and retaining customers, hiring, integrating, training and retaining skilled personnel,

Changing global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions and trade relations with Asia, Europe and Latin America. These conditions could adversely affect our customers’ ability or willingness to purchase products and services and could adversely affect our operating results. In addition, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to the early stages of our business model, the unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new subscriptions or the renewal rate for existing subscriptions falls short of our expectations.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. Our recent revenue growth rates may not be sustainable and may decline in the future. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The waste processing, carbon nanotube, and hydrogen production industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. Any adverse determination related to intellectual property claims or litigation could be material to our net income or cash flows of a particular quarter or could otherwise adversely affect our operating results.

Our quarterly results can fluctuate and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

We may fail to meet or exceed the expectations of securities analysts or investors, and the market price of our common stock or the trading price of the notes could decline. Moreover, our stock price may be based on expectations of our future performance that may be unrealistic or that may not be met. Some of the important factors that may cause our revenues, operating results and cash flows to fluctuate from quarter to quarter include:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers’ requirements;

●	the number of new employees added;

●	changes in our pricing policies whether initiated by us or as a result of intense competition;

●	the rate of expansion and productivity of our sales force;

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●	new product and service introductions by our competitors;

●	our success in selling our products and services to large enterprises;

●	general economic conditions could adversely affect either our customers’ ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers’ purchasing decision, or reduce the value of new subscription contracts, or affect renewal rates, all of which could adversely affect our operating results;

●	the timing of customer payments and payment defaults by customers;

●	costs associated with acquisitions of companies and technologies;

●	extraordinary expenses such as litigation or other dispute-related settlement payments;

●	the impact of new accounting pronouncements; and

Many of these factors are not within our control, and the occurrence of one or more of them might cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

As we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.

As part of our business strategy, we regularly evaluate acquisitions of complementary businesses, joint ventures, services and technologies, and we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions and investments involve numerous risks, including:

●	the potential failure to achieve the expected benefits of the combination or acquisition;

●	difficulties in and the cost of integrating operations, technologies, services and personnel;

●	diversion of financial and managerial resources from existing operations;

●	risk of entering new markets in which we have little or no experience;

●	potential write-offs of acquired assets or investments;

●	potential loss of key employees;

●	inability to generate sufficient revenue to offset acquisition or investment costs;

●	the inability to maintain relationships with customers and partners of the acquired business;

●	potential unknown liabilities associated with the acquired businesses;

●	unanticipated expenses related to acquired technology and its integration into existing technology;

●	negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;

●	delays in customer purchases due to uncertainty;

●	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and

●	challenges caused by distance, language and cultural differences.

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In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed, and the value of your investment may decline.

The market for carbon nanotubes and hydrogen are volatile, and if it develops more slowly than we expect, our business could be harmed.

The market for producing carbon nanotubes and hydrogen is not as mature as the market for packaged enterprise software and hardware, and it is uncertain whether these services will achieve and sustain high levels of demand and market acceptance. If enterprises do not perceive the benefits of carbon nanotubes and hydrogen, then the market for these products and services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results. In addition, we may make errors in predicting and reacting to relevant business trends, which could harm our business.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, defending our intellectual property rights might entail significant expense. Any of our trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we plan to file patents, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, any patents issued in the future may not provide us with competitive advantages or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our service is available. The laws of some foreign countries may not be as protective of intellectual property rights as those in the U.S., and mechanisms for enforcement of intellectual property rights may be inadequate. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

If we fail to develop our brands cost-effectively, our business may suffer.

We believe that developing and maintaining awareness of the Carbon Source brand and our other brands in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable secure and useful services at competitive prices. In the past, our efforts to build our brands have involved significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brands. If we fail to successfully promote and maintain our brands or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

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We are dependent on our management team and development and operations personnel, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We do not have employment agreements with any of our executive officers, key management, development or operations personnel and, therefore, they could terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees or groups could seriously harm our business.

Our officers and directors hold similar positions at other public companies

Mr. Spencer has been serving as a Director, President and Chief Executive Officer at Deep Green Waste & Recycling (OTCQB:DGWR) since December 4, 2019 and may serve as a director or officer at other public companies in the future.

We may not be successful in our efforts to build a pipeline of product candidates.

A key element of our strategy is to build a pipeline of carbon and hydrogen products that are marketable. Even if we are successful in building a product pipeline, the potential product candidates that we identify may not be suitable for sale to customers for any number of reasons. If our methods of identifying potential product candidates fail to produce a pipeline of potentially viable product candidates, then our success as a business will be dependent on the success of fewer potential product candidates, which introduces risks to our business model and potential limitations to any success we may achieve.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our operations and increasing customer base.

In the technology industry, there is substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and Internet-related services, as well as competition for sales executives and operations personnel. We may not be successful in attracting and retaining qualified personnel. We expect to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If our stock price performs poorly, it may adversely affect our ability to retain highly skilled employees. In addition, since we expense all stock-based compensation, we may periodically change our stock compensation practices, which may include reducing the number of employees eligible for options or reducing the size of equity awards granted per employee. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

We do not maintain workers’ compensation insurance to cover us for costs and expenses, that we may incur due to injuries to our employees resulting from the use of hazardous materials. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our discovery, preclinical development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

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Our business is subject to changing regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or targets. We compete with both start-up and established financial and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the carbon nanotubes and hydrogen sectors.

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Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

After funding, we expect to experience a period of rapid growth. To manage our anticipated future growth effectively, we must continue to maintain, and may need to enhance, our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must attract, train, and retain a significant number of qualified sales and marketing personnel, professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Nevada law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for senior sales executives and engineers with high levels of experience in designing and developing software and Internet-related services. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of our stock or failure to obtain stockholder approval for increases in the number of shares available for grant under our equity plans may, therefore, adversely affect our ability to attract or retain key employees. Furthermore, the requirements to expense equity awards may discourage us from granting the size or type of equity awards that job candidates require to join our company. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

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We may fail to realize the anticipated benefits of any acquisition.

The success of any acquisition will depend on, among other things, our ability to combine our businesses in a manner that does not materially disrupt existing relationships and that allows us to achieve operational synergies and capitalize on the increased brand recognition and customer base of the combined company. If we are not able to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive or accelerate sales in near or long term.

The integration process could result in the loss of key employees; the disruption of our ongoing businesses; or inconsistencies in standards, controls, procedures, or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two companies will also divert management’s attention from our core business and other opportunities that could have been beneficial to our shareholders. An inability to realize the full extent of, or any of, the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of the acquisition.

Further, the actual integration may result in additional and unforeseen expenses. Operational improvements and actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than we anticipate. If we are not able to adequately address these challenges, we may be unable to realize the anticipated benefits of the integration of any acquisition.

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General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have no operating history under our new business model utilizing carbon nanotubes or hydrogen technology in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history under our new business model utilizing carbon nanotubes or hydrogen technology. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

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Rapid technological changes.

The industries in which the Company intends to compete with are subject to rapid technological changes. No assurances can be given that the technological advantages which may be enjoyed by the Company in respect of their technologies cannot or will not be overcome by technological advances in the respective industries rendering the Company’s technologies obsolete or non-competitive.

Lack of indications of product acceptability.

The success of the Company will be dependent upon its ability to develop commercially acceptable products and to sell such products in quantities sufficient to yield profitable results. To date, the Company has received no indications of the commercial acceptability of any of its proposed products. Accordingly, the Company cannot predict whether its products can be marketed and sold in a commercial manner.

Reliance upon third parties.

The Company does not intend on maintaining a significant technical staff nor does it intend on manufacturing its products. Rather it will rely heavily on consultants, contractors, and manufacturers to design, develop and manufacture its products. Accordingly, there is no assurance that such third parties will be available when needed at affordable prices.

Protection of intellectual property.

The success of the Company will be dependent, in part, upon the protection of its various proprietary technologies from competitive use. Certain of its technologies are the subject of various patents in varying jurisdictions. In addition to the patent applications, the Company relies on a combination of trade secrets, nondisclosure agreements and other contractual provisions to protect its intellectual property rights. Nevertheless, these measures may be inadequate to safeguard the Company’s underlying technologies. If these measures do not protect the intellectual property rights, third parties could use the Company’s technologies, and its ability to compete in the market would be reduced significantly.

In the future, the Company may be required to protect or enforce its patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management’s attention from other business concerns. These actions could put the Company’s patents at risk of being invalidated or interpreted narrowly, and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against the Company. The Company cannot provide any assurance that it will have sufficient funds to vigorously prosecute any patent litigation, that it will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation, which could result in the negative perception by investors, which could cause the price of the Company’s common stock to decline dramatically.

Risks Related to this Offering

We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

We have no assets and our operations appear to have been primarily organizational since we discontinued previous operations in 2016. We are a shell company pursuant to Rule 405 of the Securities Act. The consequences of shell company status may affect our ability attract additional capital. Under SEC Rule 144 restricted and control securities may be resold in reliance on Rule 144 unless and until the company has ceased to be a shell company, is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, during the preceding 12 months and has filed current “Form 10 information” with the SEC reflecting its status as an entity. When these conditions are satisfied, then those securities may be sold subject to the requirements Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The unavailability of Rule 144 may affect our ability to attract additional capital as investors may not be willing to purchase restricted or control securities unless they can sell under Rule 144.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 41.49% of the then outstanding shares of all classes of common stock, resulting in a dilution of $0.0042 per share to investors in this offering. Please see “Dilution” for further information.

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The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors and may not be indicative of prices that will prevail on OTC Markets “PINK” or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Our sole officer and director holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our sole officer and director, Lloyd Spencer, is the beneficial owner of 60,606,335 shares of common stock, 60,000 shares of Series D Preferred Stock and 25,000 shares of Series G Preferred Stock, which controls 90.32% of the voting securities prior to the Offering and 84.50% of our outstanding voting securities after the Offering, assuming all 10,000,000,000 shares of common stock in this Offering are sold. Mr. Spencer is the owner of 100% of the Company’s issued and outstanding Series G Preferred stock.  The Company’s Series G Preferred stock has voting rights equal to 5,000,000 votes per each one share. As such, Mr. Spencer has voting rights equal to 125,000,000,000 shares of common stock and thus control of any item brought before shareholders requiring a vote. As a result of this ownership, Mr. Spencer possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Spencer’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon completion of this offering, we will not be subject to the current and periodic reporting requirements.

As a Regulation A, Tier 1 issuer, we will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $920,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $500,000) will be $4,500,000. We will use these net proceeds for:

If 10,000,000,000 Shares (100%) are sold:

Planned Actions	Estimated Cost to Complete
Organic Waste Process Development	310,000
Carbon Nanotube Process Development	310,000
Hydrogen Process Development	310,000
Licensing Fees	60,000
Salaries	350,000
Acquire Assets	1,400,000
Admin, Legal, SEC, Regulatory	300,000
Marketing and Sales	300,000
Working capital	920,000
Facility Payments	240,000
Offering expenses	500,000
TOTAL	$5,000,000

If 7,500,000,000 Shares (75%) are sold:

Planned Actions	Estimated Cost to Complete
Organic Waste Process Development	280,000
Carbon Nanotube Process Development	280,000
Hydrogen Process Development	280,000
Licensing Fees	60,000
Salaries	275,000
Acquire Assets	1,000,000
Admin, Legal, SEC, Regulatory	200,000
Marketing and Sales	200,000
Working capital	590,000
Facility Payments	210,000
Offering expenses	375,000
TOTAL	$3,750,000

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If 5,000,000,000 Shares (50%) are sold:

Planned Actions	Estimated Cost to Complete
Organic Waste Process Development	250,000
Carbon Nanotube Process Development	250,000
Hydrogen Process Development	250,000
Licensing Fees	60,000
Salaries	200,000
Acquire Assets	600,000
Admin, Legal, SEC, Regulatory	100,000
Marketing and Sales	100,000
Working capital	260,000
Facility Payments	180,000
Offering expenses	250,000
TOTAL	$2,500,000

If 2,500,000,000 Shares (25%) are sold:

Planned Actions	Estimated Cost to Complete
Organic Waste Process Development	150,000
Carbon Nanotube Process Development	150,000
Hydrogen Process Development	50,000
Licensing Fees	60,000
Salaries	100,000
Acquire Assets	300,000
Admin, Legal, SEC, Regulatory	50,000
Marketing and Sales	20,000
Working capital	125,000
Facility Payments	120,000
Offering expenses	125,000
TOTAL	$1,250,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 25%, 50% or 75% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2021 was $(93,793,312) or $(0.0067) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

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The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $500,000, $250,000 and $125,000, respectively):

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering	$0.0005	$0.0005	0.0005

Historical net tangible book value per share as of June 30, 2021 (1)	(0.0067)	(0.0067)	(0.0067)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.0030	$0.0019	$0.0011

Net tangible book value per share, after this Offering	$(0.0037)	$(0.0048)	$(0.0056)

Dilution per share to new investors	$0.0042	$0.0053	$0.0061

(1)	Based on net tangible book value as of June 30, 2021 of $(93,793,312) and 14,102,057,165 outstanding shares of Common stock.

(2)	After deducting estimated offering expenses of $500,000, $250,000 and $125,000, respectively.

Future Dilution

Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

Dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering	14,102,057,165	100.00%	58.51%
Shares offered in offering	10,000,000,000	0%	41.49%
Total shares (a)	24,102,057,165	100.00%	100.00%

(a)	Total shares outstanding after the offering equals 24,102,057,165 and assumes that all shares in the offering are sold.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is quoted on the OTC Markets’ “PINK” under the symbol “COWI.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Selling Security holders

There are no selling security holders in this Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

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Management’s Discussion and Analysis

As used herein, the terms the “Company,” “CoroWare” “we,” “us,” “our” and similar refer to CoroWare, Inc., a publicly quoted shell corporation incorporated on July 15, 2002 under the laws of the State of Delaware as weComm, Ltd. On August 20, 2002, the Company filed an Amendment to its Articles of Incorporation changing the name of the corporation to SRM Networks, Inc. In connection with the acquisition of Hy-Tech Computer Systems, Inc. on January 31, 2003, the Company changed its name to Hy-Tech Technology Group, Inc. In connection with the Agreement and Plan of Merger Robotics Workspace Technology, Inc., Innova Holdings, Inc. and the Company’s wholly owned subsidiary, RWT Acquisition, Inc., dated July 21, 2004, the Company’s named changed to Innova Holdings, Inc. Subsequently, on November 20, 2006, the Company changed its name to Innova Robotics and Automation, Inc. and then on April 23, 2008, the Company changed its name to CoroWare, Inc.

The Company has six wholly-owned subsidiaries: CoroWare Technologies, Inc. (“CTI”), CoroWare Robotics Solutions, Inc. (“CRS”), RWT Acquisition, Inc. (“RWT”), Carbon Sources, Inc. (“CS”), CoroWare Treasury, Inc. (“CWT”), CarbonMeta Research, Ltd. (“CM”) and a 51% interest in AriCon, LLC (“AriCon).

CoroWare Technologies (“CTI”) was incorporated in the State of Florida on May 16, 2006 and its principal business was a software professional services company with a strong focus on information technology integration and robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

CoroWare Robotics Solutions, Inc. (“CRS”) was incorporated in the State of Texas on February 27, 2015, and its principal business was as a technology incubation company whose focus was on the delivery of mobile robotics and IOT products, solutions and services for university, government and corporate researchers, and enterprise customers. CRS’s business operations were discontinued in October 2016 when the Company’s gross margins and financing costs became unsustainable.

Robotic Workspace Technologies, Inc. (“RWT”) was incorporated in the State of Florida on July 1, 1994, and its principal business was developing and marketing open-architecture PC controls and related products that could improve the performance, applicability, and productivity of robots and other automated equipment. RWT’s business operations were discontinued in September 2007 when the Company’s losses became unsustainable.

AriCon, LLC (“AriCon) was a joint venture that was intended to develop mobile robot platforms, applications, and solutions for the construction industry. In October 2016, AriCon ceased operations of all subsidiary business operations when the Company’s losses became unsustainable, and the Company was not able to obtain investment financing.

Carbon Source, Inc. (“CS”) was incorporated in the State of Wyoming on June 14, 2021 and its principal business is waste reclamation technologies and processing.

CoroWare Treasury, Inc. (“CWT”) was incorporated in the State of Wyoming on July 6, 2021 and its principal business is acquisitions related to acquiring technologies and subsidiary businesses related to waste processing.

CarbonMeta Research Ltd. (“CM”) was incorporated in England and Wales on August 12, 2021 and will be responsible for researching and prototyping technologies that convert organic waste materials into higher-value products like carbon nanotubes and hydrogen.

In 2021, the Company began investigating emerging technologies, strategic intellectual property partnerships, and sustainable growth business opportunities related to the production of hydrogen and high value carbon products from organic waste streams. Working cooperatively with Oxford University Innovation, CoroWare plans to implement proven and patented technologies to add value to organic waste streams. By utilizing these proven proprietary technologies, collected and captured plastic waste material can be upcycled to high value products such as carbon nanotubes (“CNTs”) and hydrogen gas.

CNTs can be used for improved electrical conduction and reinforcing materials that are used in a wide variety of industries including the automotive industry, aviation industry, medical industry, and construction. The number one growth driver is the increasing need for high performance batteries for the electric vehicle market.

The global hydrogen market is expected to more than double by the end of the decade. Plastic waste is a cheap and abundant feedstock that will allow the Company to scale quickly and produce hydrogen gas for a competitive price.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level, as well as retaining the services of software developers as contract labor or employees.

Investments. The Company intends to make substantial investment in processing organic waste into higher value carbon and hydrogen products either through licensing technologies, acquisitions, joint ventures, retaining engineers or a combination thereof.

Marketing and sales. The Company will incur substantial marketing and sales expenses which will consist primarily of salaries, and benefits for employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the acquisition of capital equipment, development of proprietary techn9ologies and engineering processes for processing organic waste into higher value carbon and hydrogen products, and the distribution of carbon and hydrogen products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

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RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2021 COMPARED TO THREE MONTHS ENDED JUNE 30, 2020

During the three months ended June 30, 2021, revenues were $- compared to revenues of $- during the three months ended June 30, 2020. The Company had no operations during the periods presented.

Cost of sales were $- and $- for the three months ended June 30, 2021 and 2020.  Cost of goods sold primarily represents labor and labor-related costs in addition to overhead costs.

Gross profits were $- during the three months ended June 30, 2021 compared to $- during the three months ended June 30, 2020.

Operating expenses were $(251,236) for the three months ended June 30, 2021 compared to $37,500 for the three months ended June 30, 2020. General and administrative expenses amounted to $(251,236) and $37,500 during the three months ended June 30, 2021 and 2020, respectively

Income (loss) from operations was $251,236 for the three months ended June 30, 2021 compared to $(37,500) for the three months ended June 30, 2020.

Other income (expenses) was $(43,580,304) during the three months ended June 30, 2021 compared to $265,174 for the three months ended June 30, 2020, a decrease of $(43,845,478) or 16,434.61%. Other expenses are comprised primarily of gain/loss on derivative liabilities and interest expense. The change in derivative liabilities for the three months ended June 30, 2021 was $(43,365,798) compared to $554,949 for the three months ended June 30, 2020, a decrease of $(43,920,747) or 7,914.38%. The embedded conversion features associated with our convertible debentures are valued based on the number of shares that are indexed to that liability. Keeping the number of shares constant, the liability associated with the embedded conversion features increases as our share price increases and, likewise, decreases when our share price decreases. Derivative income (expense) displays the inverse relationship. Interest expense, net for the three months ended June 30, 2021 was $214,506 compared to $289,775 for the three months ended June 30, 2020, a decrease of $75,269 or 25.97%. The increase in interest expense is principally a result of an increase in accrued interest on convertible debt and notes payable.

Net income (loss) for the three months ended June 30, 2021 was $(43,329,068) compared to net income of $227,674 for the three months ended June 30, 2020, a decrease of $43,556,742 or 19,131.19%.  The decrease in net income is primarily a result of the change in derivative liabilities.

SIX MONTHS ENDED JUNE 30, 2021 COMPARED TO SIX MONTHS ENDED JUNE 30, 2020

During the six months ended June 30, 2021, revenues were $- compared to revenues of $- during the six months ended June 30, 2020. The Company had no operations during the periods presented.

Cost of sales were $- and $- for the six months ended June 30, 2021 and 2020.  Cost of goods sold primarily represents labor and labor-related costs in addition to overhead costs.

Gross profits were $- during the six months ended June 30, 2021 compared to $- during the six months ended June 30, 2020.

Operating expenses were $(213,736) for the six months ended June 30, 2021 compared to $75,000 for the six months ended June 30, 2020. General and administrative expenses amounted to $(213,735) and $75,000 during the six months ended June 30, 2021 and 2020, respectively

Income (loss) from operations was $213,736 for the six months ended June 30, 2021 compared to $(75,000) for the six months ended June 30, 2020.

Other income (expenses) was $(49,880,221) during the six months ended June 30, 2021 compared to other income (expenses) of $(1,171,268) in the six months ended June 30, 2020, an increase of $(48,708,953) or 4,158.65%. Other expenses are comprised primarily of gain/loss on derivative liabilities and interest expense. The change in derivative liabilities for the six months ended June 30, 2021 was $(49,360,801) compared to $(600,942) for the six months ended June 30, 2020, a decrease of $(48,759,859) or 8,113.90%. The embedded conversion features associated with our convertible debentures are valued based on the number of shares that are indexed to that liability. Keeping the number of shares constant, the liability associated with the embedded conversion features increases as our share price increases and, likewise, decreases when our share price decreases. Derivative income (expense) displays the inverse relationship. Interest expense, net for the six months ended June 30, 2021 was $(519,420) compared to $(570,326) for the six months ended June 30, 2020, a decrease of $50,906 or 9.80%. The decrease in interest expense is principally a result of settlement agreements reached with some of the note holders.

Net income (loss) for the six months ended June 30, 2021 was $(49,666,485) compared to $(1,246,268) for the six months ended June 30, 2020, a decrease of $(48,420,217) or 3,885.22%.  The decrease in net income is primarily a result of the change in derivative liabilities.

LIQUIDITY AND CAPITAL RESOURCES

During the six months ended June 30, 2021 net cash used in operating activities was $(2,475) compared to $(4,533) of net cash used in operating activities for the six months ended June 30, 2020.  This decrease for the six months ended June 30, 2021 was primarily due to an increase in net loss and an increase in change in derivative liability.

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During the six months ended June 30, 2021, we used $- net cash from investing activities compared to $- for the three months ended June 30, 2020.

During the six months ended June 30, 2021, the Company provided $2,475 cash from financing activities compared to net cash provided by financing activities of $4,533 for the six months ended June 30, 2020.  The decrease in cash provided from financing activities was primarily due to a decrease in proceeds from obligations collateralized by receivables.

At June 30, 2021, we had current assets of $-, current liabilities of $89,823,012, a working capital deficit of $89,823,012 and an accumulated deficit of $122,851,060.

At December 31, 2020, we had current assets of $-, current liabilities of $40,196,559, a working capital deficit of $40,196,559 and an accumulated deficit of $73,184,575.

We presently have limited and expensive available credit, and do not have bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding. We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

CONTRACTUAL OBLIGATIONS

The following table sets forth the contractual obligations of the Company as of June 30, 2021:

	Payments due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than5 years

Obligations collateralized by receivables	$298,286	$298,286	$-	$-	$-
Convertible debt	4,532,479	4,532,479	-	-	-
Notes payable	136,123	136,123	-	-	-
Notes payable, related parties	157,854	157,854	-	-	-
Small Business Administration loan	979,950	979,950	-	-	-
	$6,104,692	$6,104,692	$-	$-	$-

YEAR ENDED DECEMBER 31, 2020 COMPARED TO YEAR ENDED DECEMBER 31, 2019

During the year ended December 31, 2020, revenues were $- compared to revenues of $- during the year ended December 31, 2019. For the years ended December 31, 2020 and 2019, the Company had no operations.

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Cost of goods sold was $- and $- for the years ended December 31, 2020 and 2019, respectively. Cost of goods sold primarily represents labor and labor-related costs in addition to overhead costs.

Gross profits were $- and $- for the years ended December 31, 2020 and 2019, respectively.

Operating expenses were $150,000 for the year ended December 31, 2020 compared to $150,000 for the year ended December 31, 2019. General and administrative expenses amounted to $150,000 during the year ended December 31, 2020 compared to $150,000 for the year ended December 31, 2019.

Income (loss) from operations was $(150,000) for the year ended December 31, 2020 compared to $(150,000) for the year ended December 31, 2019.

Other income (expenses) was $(11,579,741) during the year ended December 31, 2020 compared to other income of $10,181,946 in the year ended December 31, 2019, a decrease of $21,761,687 or 213.7%. Other expenses is comprised primarily of gain/loss on derivative, and interest expense. The change in derivative liabilities for the year ended December 31, 2020 was $(10,401,880) compared to $11,286,929 for the year ended December 31, 2019, a decrease of $21,688,810 or 192.2%. The embedded conversion features associated with our convertible debentures are valued based on the number of shares that are indexed to that liability. Keeping the number of shares constant, the liability associated with the embedded conversion features increases as our share price increases and, likewise, decreases when our share price decreases. Derivative income (expense) displays the inverse relationship. Interest expense, net for the year ended December 31, 2020 was $(1,177,860) compared to $(1,104,983) for the year ended December 31, 2019, an increase of $72,877 or 6.6%.

Net (loss) for the year ended December 31, 2020 was $(11,729,741) compared to net income of $10,031,946 for the year ended December 31, 2019, a decrease of $(21,761,687) or 216.9%.

LIQUIDITY AND CAPITAL RESOURCES

During the year ended December 31, 2020 net cash used in operating activities was $4,803, compared to net cash used in operating activities of $4,533 for the year ended December 31, 2019. This increase for the year ended December 31, 2020 was primarily due to an increase in net loss, an increase in derivative expense and a decrease in accounts payable and accrued expenses.

During the year ended December 31, 2020, we used $- net cash from investing activities compared to $- for the year ended December 31, 2019.

During the year ended December 31, 2020, the Company provided $4,803 in cash from financing activities compared to net cash provided by financing activities of $4,533 for the year ended December 31, 2019. The increase in cash from financing activities was primarily due to proceeds from obligations collateralized by receivables.

At December 31, 2020, we had current assets of $-, current liabilities of $40,196,559, a working capital deficit of $40,196,559 and an accumulated deficit of $73,184,575.

At December 31, 2019, we had current assets of $-, current liabilities of $28,466,819, a working capital deficit of $28,466,819 and an accumulated deficit of $61,454,835.

Derivative Financial Instruments

Derivative financial instruments, as defined in FASB ASC 815, Derivatives and Hedging (“ASC 815”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in various convertible note financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

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We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk-free rates) necessary to value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Recent Financing Transactions

Notes Payable

For the six months ended June 30, 2021 and years ended December 31, 2020 and 2019, the Company issued no new notes payable.

As of June 30, 2021 and December 31, 2020 and 2019 the Company had an aggregate total of $136,123, $136,123 and $136,123, respectively, in notes payable. These notes bear interest at rates ranging from 5% per annum to 41.6% per annum. As of June 30, 2021, all notes payable were in default. Accrued interest on notes payable totaled $510,298, $464,592 and $383,915 at June 30, 2021, December 31, 2020 and 2019, respectively.

Notes Payable Related Parties

For the six months ended June 30, 2021 and years ended December 31, 2020 and 2019, the Company issued no new notes payable to related parties.

As of June 30, 2021 and December 31, 2020 and 2019, the Company had an aggregate total of $157,854, $157,854 and $157,854, respectively, in related party notes payable. These notes bear simple interest at 10%-18% per annum, with default simple interest of 10%-24% per annum. As of June 30, 2021, all notes payable to related parties were in default. Accrued interest on related party notes payable totaled $408,141, $390,342 and $353,699 at June 30, 2021 and December 31, 2020 and 2019, respectively.

Convertible Notes Payable

For the six months ended June 30, 2021 and years ended December 31, 2020 and 2019, the Company issued no new convertible notes payable. Please see NOTE 18 – SUBSEQUENT EVENTS of the Company’s financial statements for the six months ended June 30, 2021 for further information.

As of June 30, 2021, December 31, 2020 and 2019 the Company had an aggregate principal balance total of $4,532,479, $4,549,479 and $4,549,479, respectively, in convertible notes payable. These notes bear interest at rates ranging from 0% per annum to 36% per annum. As of June 30, 2021, all convertible notes payable were in default. Accrued interest on convertible notes payable totaled $5,881,383, $5,471,389 and $4,456,819 at June 30, 2021, December 31, 2020 and 2019, respectively. Please see NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET of the Company’s financial statements for the six months ended June 30, 2021 for further information.

Obligations Collateralized by Receivables

For the six months ended June 30, 2021 and years ended December 31, 2020 and 2019, the Company did not enter into any new obligations collateralized by receivables.

On July 16, 2015, the Company entered into an accounts receivable financing arrangement with Knight Capital for a principal amount received in cash of $173,500. The terms of the arrangement require the Company to repay the principal balance plus an additional $52,050 in debt discounts for total remittance of $225,550. The terms of repayment require the Company to remit to the lender approximately 30%t of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $52,050 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $76,317.

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On August 17, 2015, the Company entered into an accounts receivable financing arrangement with QuickFix Capital for a principal amount received in cash of $70,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $32,200 in debt discounts for total remittance of $102,200. The terms of repayment require the Company to remit to the lender approximately 46% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $32,200 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $48,907.

On January 18, 2016, the Company entered into an accounts receivable financing arrangement with Power Up Lending Group, Ltd. for a principal amount received in cash of $120,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $48,000 in debt discounts for total remittance of $168,000. The terms of repayment require the Company to remit to the lender approximately 39% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $48,000 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $14,232.

On April 12, 2016, the Company entered into an accounts receivable financing arrangement with Power Up Lending Group, Ltd. for a principal amount received in cash of $75,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $30,000 in debt discounts for total remittance of $105,000. The terms of repayment require the Company to remit to the lender approximately 39% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $30,000 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $67,645.

On April 28, 2016, the Company entered into an accounts receivable financing arrangement with Power Up Lending Group, Ltd. for a principal amount received in cash of $55,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $19,250 in debt discounts for total remittance of $74,250. The terms of repayment require the Company to remit to the lender approximately 39% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $19,250 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $29,696.

On June 6, 2016, the Company entered into an accounts receivable financing arrangement with Power Up Lending Group, Ltd. for a principal amount received in cash of $35,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $14,700 in debt discounts for total remittance of $49,700. The terms of repayment require the Company to remit to the lender approximately 39% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $14,700 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $45,756.

Small Business Administration

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. The note bears interest at 4% and is secured by the equipment and machinery assets of the Company. The balance outstanding at June 30, 2021and December 31, 2020 was $979,950 and $979,950, respectively. The note calls for monthly installments of principal and interest of $4,813 beginning September 17, 2002 and continuing until April 17, 2032.

The Company and the Small Business Administration reached an agreement in November 2010, whereby the Small Business Administration would accept $500 per month for 12 months with payment reverting back to $4,813 in November 2011.  The Company only made four payments under the modification agreement. The Company continues to carry the loan as a current term liability because current payments are not being made, resulting in a default.  Accrued interest payable on the note totaled $673,539, $654,101 and $614,903 as of June 30, 2021, December 31, 2020 and December 31, 2019, respectively.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Upon completion of this offering, we will not be subject to current and periodic reporting requirements. As a Regulation A, Tier 1 issuer, we will not be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

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BUSINESS

As used herein, the terms the “Company,” “CoroWare” “we,” “us,” “our” and similar refer to CoroWare, Inc., a publicly quoted shell corporation incorporated on July 15, 2002 under the laws of the State of Delaware as weComm, Ltd. On August 20, 2002, the Company filed an Amendment to its Articles of Incorporation changing the name of the corporation to SRM Networks, Inc. In connection with the acquisition of Hy-Tech Computer Systems, Inc. on January 31, 2003, the Company changed its name to Hy-Tech Technology Group, Inc. In connection with the Agreement and Plan of Merger Robotics Workspace Technology, Inc., Innova Holdings, Inc. and the Company’s wholly owned subsidiary, RWT Acquisition, Inc., dated July 21, 2004, the Company’s named changed to Innova Holdings, Inc. Subsequently, on November 20, 2006, the Company changed its name to Innova Robotics and Automation, Inc. and then on April 23, 2008, the Company changed its name to CoroWare, Inc.

The Company has six wholly-owned subsidiaries: CoroWare Technologies, Inc. (“CTI”), CoroWare Robotics Solutions, Inc. (“CRS”), RWT Acquisition, Inc. (“RWT”), Carbon Sources, Inc. (“CS”), CoroWare Treasury, Inc. (“CWT”), CarbonMeta Research, Ltd. (“CM”) and a 51% interest in AriCon, LLC (“AriCon).

CoroWare Technologies (“CTI”) was incorporated in the State of Florida on May 16, 2006 and its principal business was a software professional services company with a strong focus on information technology integration and robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

CoroWare Robotics Solutions, Inc. (“CRS”) was incorporated in the State of Texas on February 27, 2015, and its principal business was as a technology incubation company whose focus was on the delivery of mobile robotics and IOT products, solutions and services for university, government and corporate researchers, and enterprise customers. CRS’s business operations were discontinued in October 2016 when the Company’s gross margins and financing costs became unsustainable.

Robotic Workspace Technologies, Inc. (“RWT”) was incorporated in the State of Florida on July 1, 1994, and its principal business was developing and marketing open-architecture PC controls and related products that could improve the performance, applicability, and productivity of robots and other automated equipment. RWT’s business operations were discontinued in September 2007 when the Company’s losses became unsustainable.

AriCon, LLC (“AriCon) was a joint venture that was intended to develop mobile robot platforms, applications, and solutions for the construction industry. In October 2016, AriCon ceased operations of all subsidiary business operations when the Company’s losses became unsustainable, and the Company was not able to obtain investment financing.

Carbon Source, Inc. (“CS”) was incorporated in the State of Wyoming on June 14, 2021 and its principal business is waste reclamation technologies and processing.

CoroWare Treasury, Inc. (“CWT”) was incorporated in the State of Wyoming on July 6, 2021 and its principal business is acquisitions related to acquiring technologies and subsidiary businesses related to waste processing.

CarbonMeta Research Ltd. (“CM”) was incorporated in England and Wales on August 12, 2021 and will be responsible for researching and prototyping technologies that convert organic waste materials into higher-value products like carbon nanotubes and hydrogen.

In 2021, the Company began investigating emerging technologies, strategic intellectual property partnerships, and sustainable growth business opportunities related to the production of hydrogen and high value carbon products from organic waste streams. Working cooperatively with Oxford University Innovation, CoroWare plans to implement proven and patented technologies to add value to organic waste streams. By utilizing these proven proprietary technologies, collected and captured plastic waste material can be upcycled to high value products such as carbon nanotubes (“CNTs”) and hydrogen gas.

CNTs can be used for improved electrical conduction and reinforcing materials that are used in a wide variety of industries including the automotive industry, aviation industry, medical industry, and construction. The number one growth driver is the increasing need for high performance batteries for the electric vehicle market.

The global hydrogen market is expected to more than double by the end of the decade. Plastic waste is a cheap and abundant feedstock that will allow the Company to scale quickly and produce hydrogen gas for a competitive price.

Current operational subsidiaries

Carbon Sources, Inc. (“CS”)

CS will be responsible for implementing, “scaling up” and operationalizing the industrial processes that CarbonMeta Research developed and prototypes.  CS will be responsible for establishing relationships with customers in a wide range of industries, including electric vehicle battery manufacturers and construction material manufacturers; and with key partners that supply waste processing equipment and organometallic catalysts.  CS plans to establish waste stream conversion centers in regions that can supply consistent quantities of organic waste streams; and plans to participate in federal and state government programs which encourage the production of hydrogen and high value carbon products from organic waste streams.

CoroWare Treasury, Inc. (“CWT”)

CWT is responsible for investigating new technologies, establishing partnerships and signing licensing agreements for the Company and its subsidiaries.  CWT has been investigating technologies that convert organic waste, plastic waste, and coal mining waste streams; pursuing partnerships with universities and equipment manufacturers

CarbonMeta Research Ltd (“CM”)

CM will be responsible for researching and prototyping technologies that convert organic waste materials into higher-value products like carbon nanotubes and hydrogen. Working cooperatively with Oxford University and key equipment partners, CM will prototype new industrial processes that selectively break carbon-hydrogen bonds in plastics waste using inexpensive, environmentally friendly iron-based catalysts to yield high purity hydrogen and high value carbons. Using these proven proprietary technologies, collected plastic waste material can be upcycled to high value products such as hydrogen gas, graphene and carbon nanotubes.

Milestones and Budget

We have the created the following milestones and budgets. It is important to note that achievement of these milestones and their budget targets is subject to substantial risk. Please see “Risk Factors” and “Forward Looking Statements.”

Operational Objectives September 15, 2021 to December 31, 2021:

Expected proceeds from Reg A offering	Operational Objectives
$60,000	Licensing Fees
40,000	Lease Expenses for facilities in Oxfordshire, UK
60,000	Lab technician expenses for organic waste process prototyping
30,000	Develop operations plan to plan for prototyping and operations infrastructure
80,000	Office, Admin, SEC expenses, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices, Licensing Fees
30,000	Develop marketing and sales plan, identify ALPHA customers
320,000	Purchase equipment for prototyping organic waste processing, carbon nanotube processing, and hydrogen processing
130,000	Cash reserve

$750,000	Total

Operational Objectives January 1, 2022 to March 31, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$60,000	Licensing Fees and Patent Development
40,000	Lease Expenses for facilities in Oxfordshire, UK
80,000	Lab technician expenses for organic waste process prototyping and testing
80,000	Deploy prototype organic waste processing systems, prepare for ALPHA testing
80,000	Office, Admin, SEC expenses, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices, Licensing Fees
60,000	Develop marketing and sales plan, identify BETA customers
400,000	Purchase equipment for scaling up organic waste processing, carbon nanotube processing, and hydrogen processing
260,000	Cash reserves

$1,060,000	Total

Operational Objectives April 1, 2022 to June 30, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$0	Licensing Fees and Patent Development
40,000	Lease Expenses for expanded facilities in Oxfordshire, UK
80,000	Lab technician expenses for organic waste process prototyping and testing
80,000	Begin first phase of production for organic waste processing and sales of hydrogen and carbon nanotubes
80,000	Office, Admin, SEC expenses, regulatory liaisons, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
60,000	Implement marketing campaigns, identify sales prospects
400,000	Purchase equipment for scaling up organic waste processing, carbon nanotube processing, and hydrogen processing
460,000	Cash reserves

$1,200,000	Total

Operational Objectives July 1, 2022 to September 30, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$0	Licensing Fees, Patent Development, Patent Filing, Patent Acquisition
80,000	Lease Expenses for expanded facilities in UK and Europe or Asia
80,000	Lab technician expenses for organic waste process prototyping and testing
80,000	Begin commercial phase for organic waste processing and sales of hydrogen and carbon nanotubes; Planning for operational facilities in Europe, SE Asia and United States
80,000	Office, Admin, SEC expenses, regulatory liaisons, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
40,000	Implement marketing campaigns, drive sales; planning for Europe, SE Asia and USA
500,000	Purchase equipment for production level organic waste processing, carbon nanotube processing, and hydrogen processing
630,000	Cash reserves

$1,490,000	Total

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Competition

CoroWare is pursuing a business strategy that is similar to other companies, but CoroWare will be using proprietary and patented technologies that are unique in the industry. Nevertheless, there are many other companies that are already producing carbon nanotubes, including:

●	Advanced Material Development
●	Carbon Solutions, Inc.
●	Cnano Technology.
●	First Graphene
●	Hyperion Catalysis
●	Nanocyl S.A.
●	NanoIntegris
●	Raymor Nanotech
●	Tuball

Our technologies may also allow us to compete with producers of grey, blue and green hydrogen gas. When utilizing electrical energy from sustainable sources, our hydrogen gas can be considered as green hydrogen and therefore sustainable.

As with the carbon nanotubes, there are many other companies that are already producing hydrogen gas, including:

●	PowerTap Hydrogen Capital Corp
●	Sunhydrogen inc.
●	Ways2H
●	SGH2
●	Standard Hydrogen Corp
●	Powerhouse Energygroup
●	Hydrogen Utopia International
●	Japan Blue Energy
●	Wabash Valley Resources
●	Raven SR
●	Bayotech
●	Electro Active

Our potential competitors may have greater resources, better access to capital, longer histories, more intellectual property and lower cost operations.

They may secure better terms during the investment negotiation process, make strategic decisions more quickly than us and devote more capital to better performing investments than we do.

Our competitors may also enter into business combinations or alliances that strengthen their competitive positions.

Market opportunity

An estimated 8.3 billion metric tonnes of plastic waste have been generated to date, with a mere 9% of that volume being recycled, 12% incinerated and 79% going to landfills. In 2016, the world generated 242 million tonnes of plastic waste—12 percent of all municipal solid waste, according to The World Bank. This plastic waste primarily originated from three regions—57 million tonnes from East Asia and the Pacific, 45 million tonnes from Europe and Central Asia, and 35 million tonnes from North America.

Each year an additional 300 million tonnes of plastic waste are produced, which is projected to continue. According to the original study published in Science Advances, by 2050, there will be 12 billion metric tons of plastic in landfills.

Lack of proper waste management results in plastic waste reaching earth’s oceans. Several organizations are monitoring the abundance of plastic debris in rivers and oceans. Researchers, universities, and non-profit initiatives all conclude that plastic waste form a hazard for marine wildlife and should be captured, preferably before reaching earth’s oceans. Organizations such as The Ocean Cleanup are making great progress in capturing a portion of the plastic waste streams; however, processing this captured plastic is still a challenge.

Over the past few years, several organizations introduced methods to use plastic waste as a feedstock to produce high value materials. Some organizations offer plastic waste recycling solutions that transform unsorted, unwashed waste plastic into liquid fuels; however, these solutions do not address the worldwide objective of reducing greenhouse gas emissions.

The gasification of plastic waste for the synthetic gas (syngas) production is a widely used method to upcycle plastic waste. Several studies have shown that working under high temperatures are an important factor to obtain the gasses, as temperature affects the yield and the type of gasses obtained. A 2020 journal presented on the 6th International Conference on Energy and Environmental Research revealed the need for high temperatures, and more importantly it revealed that only a limited range of plastics could be used to generate high value synthetic gasses.

Pyrolysis is a common technique used to convert plastic and organic wastes into energy, in the form of solid, liquid, and gaseous fuels. Different catalysts are used to improve the pyrolysis process and improve efficiency. However, catalysts are expensive, thus making the overall process less profitable. Moreover, this process is also energy-intensive, and the resulting oil product requires additional energy to be further refined. Pyrolysis also requires emission treatment technologies since some gasses produced through this method are toxic.

Working cooperatively with university and industry partners, CoroWare plans to implement new industrial processes that selectively break carbon-hydrogen bonds in plastics waste using inexpensive, environmentally friendly iron-based catalysts to yield high purity hydrogen and high value carbons. Using these proven proprietary technologies, collected plastic waste material can be upcycled to high value products such as hydrogen gas, graphene and carbon nanotubes.

The global market for hydrogen currently stands at approximately 100 billion USD and is growing at a rate of 3-5% per annum. In addition, the market for hydrogen fuel cells is currently valued at 3 billion USD but is growing at 30-50% per annum.

According to Deloitte Consulting, hydrogen is projected to play a key role in the future of energy. Business leaders worldwide are moving their attention to creating a hydrogen infrastructure to benefit from the opportunities. Hydrogen is expected to be applied first in sectors that are under pressure to decarbonize, however current production methods to produce hydrogen on a large scale are not carbon neutral nor inexpensive. The demand for green hydrogen is growing as people recognize the potential. Plastic waste is a cheap and abundant feedstock that will allow the company to scale quickly and produce hydrogen gas for a competitive price.

The market for carbon products is approximately 30 billion USD, with a growth rate of over 20% in higher value segments. The Carbon Nanotube (CNT) market is estimated to grow up to USD 7 billion by 2026; the number one growth driver is the increasing need for high performance batteries for the electric vehicle market. Carbon Nanotubes can be used for improving electrical conduction and reinforcing materials used in the automotive, aviation, medical, and construction industries.

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Growth Issues

Scalability

CoroWare has been and will continue to partner with leading edge materials research taking place at Oxford University and other universities that are developing unique solutions for processing organic waste into high value hydrogen and carbon products.

Insufficient Capital

Currently, CoroWare is confronted with the need to attract and retain a consistent investment source in order to grow our operations rapidly. If CoroWare is not funded properly, it will prevent us from capturing a significant portion of the market. To establish a first mover advantage in this space, CoroWare is seeking funding from the capital markets which may include debt and equity offerings.

Production Lead Time

We anticipate that the lead time for the development of our first patented solution that will be commercially operational will be 18 months. This reflects equipment ordering, installation, development, testing, operational readiness, and market readiness.

Marketing Strategy

CoroWare shall market its hydrogen and carbon products to industrial customers that are developing higher capacity electrochemical energy storage, and construction customers that are seeking higher strength concrete materials, and tire manufacturers that are developing lower-resistance and longer wear tires for automobiles and trucks.

CoroWare shall market its carbon nanotube products to industrial customers that are developing higher capacity electrochemical energy storage, and construction customers that are seeking higher strength concrete materials, and tire manufacturers that are developing lower-resistance and longer wear tires for automobiles and trucks. The Company will implement a direct sales and marketing strategy to reach potential customers and generate revenues.

Seasonality

We do not expect any seasonality in our business.

Employees

As of June 30, 2021, we had one (1) part time employee that served as the Company’s sole officer and director. Our employee is not represented by a union.  We consider relations with our employee to be positive and productive.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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Description of Property

Corporate Office

The Company currently shares office space at 13110 NE 177th Place, Woodinville, WA 98072. The Company is not under any lease obligation and is not required to make any monthly payments.

Our main corporate mailing address is 13110 NE 177th Place, Suite 145, Woodinville, WA 98072.

Intellectual Property

CoroWare will utilize and build upon university and commercial patents and trade secret in the United Kingdom, Europe, Asia and United States.  As well, we may rely on confidentiality procedures and contractual provisions to protect our own proprietary technologies. We believe the following factors are essential to establishing and maintaining a competitive advantage:

●	the technical skills of our research and development teams, and engineering skills of our service operations teams;

●	the chemical engineering expertise and knowledge of our research and development teams, and process management expertise of our service operations teams;

●	the continued expansion of our proprietary technology; and

●	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2021:

Name	Age	Position
Lloyd Spencer	59	Chief Executive Officer, Principal Financial Officer, Director, Treasurer, Secretary

The principal occupations for each of our current executive officers and directors are as follows:

LLOYD T. SPENCER became our Chief Executive Office on January 28, 2008, interim Chief Financial Officer on November 17, 2008, and a member of the board of directors and Vice President since September 20, 2007.  Beginning in May 2006, Mr. Spencer has served as President and CEO of our subsidiary, CoroWare Technologies, Inc.  Beginning in October 2004, Mr. Spencer was co-founder and President of CoroWare, Inc., a Washington State private company that was acquired by Innova Holdings, Inc., which is now known as CoroWare, Inc.  From June 2002 to September 2004, Mr. Spencer was Vice President of Sales at Planet Technologies, a systems integration company based in Germantown, MD.  From November 1996 to August 2001, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington.  Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems.  He is an active contributor to the robotics community in the Seattle area through his participation in the Seattle Robotics Society.  He is also instrumental in initiating and fostering 4H robotics clubs and programs in Washington State.  Mr. Spencer received his Bachelor’s degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

On February 14, 2014, Mr. Lloyd Spencer, Chairman of the Board of Directors, was appointed as Interim Corporate Secretary. Mr. Spencer continues to serve as President and Chief Executive Officer.

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None of our executive officers and board directors has been involved in any of the following proceedings during the past ten (10) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is posted on our website at:  https://www.coroware.com/wp-content/uploads/2021/06/CoroWare-Code-of-Business-Conduct-and-Ethics-2021.pdf.

EXECUTIVE COMPENSATION

Employment Agreements

The following table sets forth the cash compensation (including cash bonuses) paid or accrued, and equity awards granted, by CoroWare for the years ended December 31, 2020 and 2019, to our Chief Executive Officer, the Company’s sole officer and director.

Name & Principal Position	Year	Paid or Accrued Salary	Bonus	Stock Awards		Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All other Compensation	Totals
Lloyd Spencer (1)	2020	$150,000	$-	$		$-	$-	$-	$-	$150,000
	2019	$150,000	$-		$-	$-	$-	$-	$-	$150,000

Notes:

(1)

On May 16, 2006, the Company and Lloyd Spencer (the “Executive”) entered into an Employment Agreement (the “Agreement”). The Executive shall serve as an executive officer of the corporation beginning on May 15, 2006 for a terms of five years and the Agreement shall automatically renew on the anniversary date for successive one year periods. As compensation, the Executive shall receive a salary of $12,500 per month. In addition, the Executive received a five-year stock option granting the Executive the right to purchase 5,000,000 shares of the Company’s common stock at a price of $0.18. The option has expired as of the date of this filing.

Director’s Compensation

CoroWare, Inc. has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity.  No restricted shares were awarded for 2020 or 2019 services.

Employment Agreements

The Company has an Employment Agreement with its sole officer and director, Lloyd Spencer.

On May 16, 2006, the Company and Lloyd Spencer (the “Executive”) entered into an Employment Agreement (the “Agreement”). The Executive shall serve as an executive officer of the corporation beginning on May 15, 2006 for a terms of five years and the Agreement shall automatically renew on the anniversary date for successive one year periods. As compensation, the Executive shall receive a salary of $12,500 per month. In addition, the Executive received a five-year stock option granting the Executive the right to purchase 5,000,000 shares of the Company’s common stock at a price of $0.18. The option has expired as of the date of this filing.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from January 1, 2019 to June 30, 2021, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of September 15, 2021 by:

●	each shareholder known by us to beneficially own more than 5% of our outstanding Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Percentage ownership in the following table is based on 14,102,057,165 shares of common stock outstanding as of September 15, 2021 and excludes:

●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series B Preferred Stock;
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series D Preferred Stock;
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series E Preferred Stock;
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series F Preferred Stock; and
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series G Preferred Stock.
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s outstanding convertible notes.

	Common Stock	Percentage of
Name of Beneficial Owner (1)	Beneficially Owned	Common Stock (2)
Lloyd Spencer (3)(4)	60,606,335	0.43%

Officers and Directors as a Group	60,606,335	0.43%

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of September 15, 2021 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of Class A common stock outstanding on September 15, 2021, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of September 15, 2021.

(2)	The number of common shares outstanding used in computing the percentages is 14,102,057,165.

(3)	Included within Mr. Spencer’s beneficial ownership includes 60,606,335 shares of common stock issued to Mr. Spencer for services rendered on behalf of the Company.

(4)	The address for Mr. Spencer is 13110 NE 177th Place, Suite 145, Woodinville, WA 98072.

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Preferred Stock (shares outstanding as of September 15, 2021):

Series A Preferred Stock

The Company had 0 Series A Preferred shares issued and outstanding.

Series B Preferred Stock

	Series B Preferred Stock	Percentage of
	Beneficially	Series B
Name of Beneficial Owner	Owned	Preferred Stock
Jem Wynns	1,000	0.6%
John & Mary Ranalli	2,000	1.3%
Paul & Kathryn Ireson	2,000	1.3%
Richie & Amanda Wynns	1,000	0.6%
Scott & Julianna Puras	2,500	1.6%
Robert D. & Elizabeth Jess	3,000	1.9%
Robert & Barbara Ihrig	15,000	9.4%
Steven Ranalli	1,000	0.6%
Robert D. & Elizabeth Jess	7,000	4.4%
Robert & Barbara Ihrig	12,000	7.5%
Paul & Kathryn Ireson	1,000	0.6%
Steven Ranalli	1,000	0.6%
Sharron Lightner	2,000	1.3%
Robert Lewis	11,000	6.9%
Charles Burton Adams	13,500	8.5%
David W. Vaughan	3,000	1.9%
Fielding Thomas Da Meron	10,000	6.3%
Jem Wynns	2,500	1.6%
Robert & Barbara Ihrig	10,000	6.3%
Jeffrey Bertoia	5,000	3.1%
Richard J. Bertoia	5,000	3.1%
Paul & Kathryn Ireson	5,000	3.1%
Ken Kareta	10,000	6.3%
Paul & Kathryn Ireson	5,000	3.1%
Robert & Barbara Ihrig	5,000	3.1%
Scott & Julianna Puras	10,000	6.3%
Stephen A. Puras	3,000	1.9%
Charles Burton Adams	11,166	7.0%

Total	159,666	100.00%

Series C Preferred Stock

The Company had 0 Series C Preferred shares issued and outstanding.

Series D Preferred Stock

	Series D Preferred Stock	Percentage of
	Beneficially	Series D
Name of Beneficial Owner	Owned	Preferred Stock
Lloyd Spencer	60,000	60.00%
Shanna Gerrard	20,000	20.00%
Jared Robert	20,000	20.00%

Total	100,000	100.00%

Series E Preferred Stock

	Series E Preferred Stock	Percentage of
	Beneficially	Series E
Name of Beneficial Owner	Owned	Preferred Stock
Adam Wong	10,000	1.3%
Andrew Alaniz	10,000	1.3%
Ben Parkermeyer	10,000	1.3%
Bryan Kyllonen	20,000	2.5%
Cameron Owens	10,000	1.3%
Collin Carpenter	30,000	3.8%
David Hyams	20,000	2.5%
Jared Robert	53,669	6.8%
Jennifer Solsvik	50,190	6.3%
John Watson	35,696	4.5%
Joseph Daziel	71,076	9.0%
Ken Gaddis	10,000	1.3%
Lloyd Spencer	85,000	10.7%
Martin Nielsen	40,000	5.1%
MD Global Partners Llc	80,728	10.2%
Michelle Reindal	6,000	0.8%
Mike Lewis	20,000	2.5%
Monica Van Tassel	15,000	1.9%
Phoebe Spencer	10,000	1.3%
Randi Cowett	10,000	1.3%
Rayomand Vatcha	51,960	6.6%
Shanna Gerrard	112,248	14.2%

Total	791,567	100.00%

Series F Preferred Stock

	Series F Preferred Stock	Percentage of
	Beneficially	Series F
Name of Beneficial Owner	Owned	Preferred Stock
John Kroon	40,000	21.05%
Cape First Funding, LLC	110,000	57.90%
Martin Nielsen	40,000	21.05%

Total	190,000	100.00%

Series G Preferred Stock

	Series G Preferred Stock	Percentage of
	Beneficially	Series G
Name of Beneficial Owner	Owned	Preferred Stock
Lloyd Spencer	25,000	100.00%

Total	25,000	100.00%

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

No director, executive officer or nominee for election as a director of our company, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000 except as set forth below.

We also entered into short-term debt obligations other than in the ordinary course of business. The following table sets forth the pertinent information relating to the obligations:

Lender	Interest Rate	Original Amount of Loan	Outstanding Balance at December 31, 2020	Date of Loan	Due Date
Amy Spencer	18%	$50,000	$50,000	Jul 3, 2008	Dec 20, 2008
Lloyd Spencer	18%	$223,629	$110,354	Feb 2 – Aug 14, 2009	Various dates thru Mar 16, 2010

In July 2008, CTI entered into a short-term debt obligation totaling $50,000 with Amy Spencer. The entire balance of the loan plus accrued interest at 1.5% per month was due on December 20, 2008. The note was not paid at maturity and is currently accruing late fees of 0.5% per month in addition to the interest. As of June 30, 2021, $50,000 principal and $118,874 interest were due.

During 2009, CoroWare borrowed an aggregate $223,629 from Lloyd Spencer, our CEO and a shareholder. The notes bear interest at 18% and mature on various dates from July 2009 through March 2010. During 2010, the Company made cash payments of $40,018 towards these loans and issued 10,000,000 shares of stock valued at $50,000. All of the remaining notes are currently in default and accruing late fees of 0.5% per month in addition to the interest. As of June 30, 2021, $107,854 principal and $289,267 interest were due.

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SECURITIES OFFERED

CoroWare, Inc. (“CoroWare, Inc.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred stock, par value $.001. The Company has designated six series of Preferred stock as of the date of this filing.

Series A Preferred Stock

The Company has authorized 125,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $0.005 per share or 75 percent of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, and (v) has no voting rights except as provided by Delaware General Corporation Law. Delaware law allows for the holders of preferred stock are entitled to vote as a class on any proposed charter amendment, “if the amendment would change the par value of shares of such class; the aggregate number of authorized shares of such class (unless, for shares not outstanding, the current charter provides otherwise); or “the powers, preferences, or special rights of the shares of such class so as to affect them adversely” (but if the change so affects only some of the series of such class, then only these series get a class vote).” At June 30, 2021 and December 31, 2020, the Company had 0 and 0 Series A Preferred shares issued and outstanding, respectively.

Series B Preferred Stock

The Company has authorized 525,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock (i) pays a dividend of 5 percent, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $15 per share or 75 percent of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, (iv) has no voting rights except as provided by Delaware General Corporation Law. Delaware law allows for the holders of preferred stock are entitled to vote as a class on any proposed charter amendment, “if the amendment would change the par value of shares of such class; the aggregate number of authorized shares of such class (unless, for shares not outstanding, the current charter provides otherwise); or “the powers, preferences, or special rights of the shares of such class so as to affect them adversely” (but if the change so affects only some of the series of such class, then only these series get a class vote)”, and (v) may be redeemed by the Company at any time up to five years. At June 30, 2021 and December 31, 2020, the Company has 159,666 and 159,666 shares of Series B preferred stock issued and outstanding, respectively.

Series C Preferred Stock

The Company has authorized 500,000 shares of Series C Preferred Stock. During 2007, the Company initiated a private offering under Regulation D of the Securities Act of 1933 (the “Private Offering”), of an aggregate 500,000 units (collectively referred to as the “Units”) at a price of $1.00 (one dollar) per unit, with each unit consisting of one share of Series C Convertible Preferred Stock at the lesser of eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion or $0.04 and stock purchase warrants equal to the number of shares of common stock converted from the Series C Convertible Preferred Stock, exercisable at $0.06 per share and which expire five (5) years from the conversion date. Each share of Series C Preferred Stock has no voting rights except as provided by Delaware General Corporation Law. Delaware law allows for the holders of preferred stock are entitled to vote as a class on any proposed charter amendment, “if the amendment would change the par value of shares of such class; the aggregate number of authorized shares of such class (unless, for shares not outstanding, the current charter provides otherwise); or “the powers, preferences, or special rights of the shares of such class so as to affect them adversely” (but if the change so affects only some of the series of such class, then only these series get a class vote).” At June 30, 2021 and December 31, 2020, the Company had 0 and 0 shares of Series C preferred stock issued and outstanding, respectively.

Series D Preferred Stock

On November 10, 2011, the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series D Preferred Stock. There are 500,000 shares of Series D Preferred Stock authorized with a par value of $0.001. Each share of Series D Preferred Stock has a stated value equal to $1.00. These preferred shares rank higher than all other securities. Each outstanding share of Series D Preferred Stock shall be convertible into the number of shares of the Corporation’s common stock determined by dividing the Stated Value by the Conversion Price which is defined as eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. Mandatory conversion can be demanded by the Company prior to October 1, 2013. Each one share of the Series D Preferred Stock shall have voting rights equal to 100,000 votes of Common Stock. At June 30, 2021 and December 31, 2020, the Company had 100,000 and 100,000 shares of Series D preferred stock issued and outstanding, respectively.

Series E Preferred Stock

On March 9, 2012, the Corporation filed the Certificate of Designation of the Rights and Preferences of Series E Convertible Preferred Stock of the Company with the Delaware Secretary of the State pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 1,000,000 authorized shares of Series E Convertible Preferred Stock, par value $0.001 per share. Each share of Series E Preferred Stock (i) is convertible into common shares at 50% of the lowest closing bid price of the common stock over the twenty days immediately prior the date of conversion, but no less than the par value of the common stock ($0.0001), and (ii) has no voting rights except as provided by Delaware General Corporation Law. Delaware law allows for the holders of preferred stock are entitled to vote as a class on any proposed charter amendment, “if the amendment would change the par value of shares of such class; the aggregate number of authorized shares of such class (unless, for shares not outstanding, the current charter provides otherwise); or “the powers, preferences, or special rights of the shares of such class so as to affect them adversely” (but if the change so affects only some of the series of such class, then only these series get a class vote).” At June 30, 2021 and December 31, 2020, the Company had 791,567 and 791,567 shares of Series E preferred stock issued and outstanding, respectively.

Series F Preferred Stock

On October 4, 2013, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series F Convertible Preferred Stock, par value $0.001 per share.

Each share of Series F Preferred Stock (i) has a stated value of $1.00, (i) has no voting rights except as provided by Delaware General Corporation Law. Delaware law allows for the holders of preferred stock are entitled to vote as a class on any proposed charter amendment, “if the amendment would change the par value of shares of such class; the aggregate number of authorized shares of such class (unless, for shares not outstanding, the current charter provides otherwise); or “the powers, preferences, or special rights of the shares of such class so as to affect them adversely” (but if the change so affects only some of the series of such class, then only these series get a class vote)”, (ii) is entitled to no dividends due or payable, and (iii) is convertible into the number of shares of the Corporation’s common stock determined by dividing the stated value by the conversion price which is defined as eighty five percent (85%) of the average closing bid price of the common stock over the five (5) trading days immediately preceding the date of conversion, but no less than par value of the common stock.  At any time after the issuance date through the fifth (5th) anniversary of the issuance of the preferred stock, the Company shall have the option to redeem any unconverted shares at an amount equal to one hundred thirty percent (130%) of the stated value of the stock plus accrued and unpaid dividends, if any. Redemption shall be established by the Company in its sole and absolute discretion and no holder of Series F Preferred Stock may demand that the Series F Preferred Stock be redeemed. At June 30, 2021 and December 31, 2020, the Company had 190,000 and 190,000 shares of Series F preferred stock issued and outstanding, respectively.

Series G Preferred Stock

On April 17, 2014, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series G Convertible Preferred Stock, par value $0.001 per share.

Each share of Series G Preferred Stock (i) has a stated value of $1.00, (ii) has voting rights equal to 5,000,000 votes of common stock, (iii) is entitled to no dividends due or payable, (iv) is non-redeemable, and (v) is convertible into the number of shares of the Corporation’s common stock determined by dividing the stated value by the conversion price which is defined as eighty five percent (85%) of the average closing bid price of the common stock over the twenty (20) trading days immediately preceding the date of conversion, but no less than par value of the common stock. At June 30, 2021 and December 31, 2020, the Company had 25,000 and 25,000 shares of Series G preferred stock issued and outstanding, respectively.

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Common Stock

The Company is authorized to issue 35,000,000,000 shares of Common Stock, par value $.0001. Each share of common stock shall be entitled to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	35,000,000,000	14,102,057,165	1:1

Delaware Anti-Takeover Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Our certificate of incorporation and by-laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	the ability of our board of directors, by majority vote, to amend our by-laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition; and

●	advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware Anti-Takeover Statute

We are also subject to certain anti-takeover provisions under the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). These provisions in our certificate of incorporation and by-laws and under Delaware law could discourage potential takeover attempts.

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DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Transfer Agent

Our Transfer Agent is Empire Stock Transfer whose address is 1859 Whitney Mesa Dr., Henderson, NV 89014. Telephone (702) 818-5898 Fax (702) 974-1444. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

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provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Law Offices of Gary L. Blum whose address is 3278 Wilshire Blvd, Suite 603, Los Angeles, CA 90010. Telephone: (213) 381-7450.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

41

F-1

COROWARE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$-	$-
Accounts receivable, net	-	-
Inventory, net	-	-
Total Current Assets	-	-

Property and equipment, net	-	-
Security deposits	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,412,540	$12,132,363
Accrued expenses - related parties	230,993	230,993
Obligations collateralized by receivables, net	298,286	295,811
Convertible debt, net	4,532,479	4,549,479
Notes payable	136,123	136,123
Notes payable - related parties	157,854	157,854
Small business administration loan	979,950	979,950
Derivative liability	71,074,787	21,713,986
Total Current Liabilities	89,823,012	40,196,559
TOTAL LIABILITIES	89,823,012	40,196,559

Commitments and contingencies - Note 15	-	-

STOCKHOLDERS’ DEFICIT:
Redeemable convertible preferred stock, Series A, $0.001 par value, 125,000 shares authorized, 0 shares issued and outstanding	-	-
Redeemable convertible preferred stock, Series B, $0.001 par value, 525,000 shares authorized, 159,666 shares issued and outstanding	160	160
Redeemable convertible preferred stock, Series C, $0.001 par value, 500,000 shares authorized, 0 shares issued and outstanding	-	-
Redeemable convertible preferred stock, Series D, $0.001 par value, 500,000 shares authorized, 100,000 shares issued and outstanding	100	100
Redeemable convertible preferred stock, Series E, $0.001 par value, 1,000,000 shares authorized, 791,567 and 791,567 shares issued and outstanding, respectively	791	791
Redeemable convertible preferred stock, Series F, $0.001 par value, 500,000 shares authorized, 190,000 and 0 shares issued and outstanding	190	190
Redeemable convertible preferred stock, Series G, $0.001 par value, 500,000 shares authorized, 25,000 shares issued and outstanding	25	25
Common stock; 35,000,000,000 and 35,000,000,000 shares authorized at $0.0001 par value, 14,102,057,165 and 13,701,742,065 shares issued and outstanding, respectively	1,410,206	1,370,174
Additional paid-in capital	31,543,315	31,543,315
Non-controlling interest	92,258	92,258
Treasury stock	(18,997)	(18,997)
Accumulated deficit	(122,851,060)	(73,184,575)
TOTAL STOCKHOLDERS’ DEFICIT	(89,823,012)	(40,196,559)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2021 and 2020

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES, NET	$-	$-	$-	$-

COST OF REVENUE	-	-	-	-

GROSS PROFIT	-	-	-	-

OPERATING EXPENSES
General and administrative	(251,236)	37,500	(213,736)	75,000
TOTAL OPERATING EXPENSES	(251,236)	37,500	(213,736)	75,000

PROFIT (LOSS) FROM OPERATIONS	251,236	(37,500)	213,736	(75,000)

Other (expense) income:
Derivative liability income (expense)	(43,365,798)	554,949	(49,360,801)	(600,942)
Interest expense	(214,506)	(289,775)	(519,420)	(570,326)
TOTAL OTHER INCOME (EXPENSES)	(43,580,304)	265,174	(49,880,221)	(1,171,268)

INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	(43,329,068)	227,674	(49,666,485)	(1,246,268)

INCOME (LOSS) BEFORE INCOME TAXES	(43,329,068)	227,674	(49,666,485)	(1,246,268)

Income tax expense (provision)	-	-	-	-

NET INCOME (LOSS)	$(43,329,068)	$227,674	$(49,666,485)	$(1,246,268)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	14,204,468,277	13,701,742,065	13,578,434,976	13,701,742,065

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

COROWARE, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Stockholders’ Deficit

For the three and six months ended June 30, 2021 and 2020

For the three and six months ended June 30, 2021:

									Additional	Non
	Preferred Stock						Common Stock		Paid-In	Controlling	Treasury	Accumulated
	Series B	Series D	Series E	Series F	Series G	Amount	Shares	Amount	Capital	Interest	Stock	Deficit	Total

Balance, January 1, 2021	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(73,184,575)	$(40,196,559)
Net loss for the three months ended March 31, 2021	-	-	-	-	-	-	-	-	-	-	-	(6,337,417)	(6,337,417)
Balance, March 31, 2021	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(79,131,352)	$(45,393,336)
Stock based compensation	-	-	-	-	-	-	7,500,000,000	750,000	-	-	-	-	750,000
Return of common stock	-	-	-	-	-	-	(7,500,000,000)	(750,000)	-	-	-	-	(750,000)
Issuance of common stock to a noteholder upon conversion	-	-	-	-	-	-	400,315,100	40,032	-	-	-	-	40,032
Net loss for the three months ended June 30, 2021	-	-	-	-	-	-	-	-	-	-	-	(43,329,068)	(43,329,068)
Balance, June 30, 2021	159,666	100,000	791,567	190,000	25,000	1,266	14,102,057,165	1,410,206	31,543,315	92,258	(18,997)	(122,851,060)	(89,823,012)

For the three and six months ended June 30, 2020:

									Additional	Non
	Preferred Stock						Common Stock		Paid-In	Controlling	Treasury	Accumulated
	Series B	Series D	Series E	Series F	Series G	Amount	Shares	Amount	Capital	Interest	Stock	Deficit	Total

Balance, January 1, 2020	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(61,392,069)	$(28,404,853)
Net loss for the three months ended March 31, 2020	-	-	-	-	-	-	-	-	-	-	-	(1,473,942)	(1,473,942)
Balance, March 31, 2020	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(62,866,011)	$(29,878,795)
Net loss for the three months ended June 30, 2020	-	-	-	-	-	-	-	-	-	-	-	227,674	227,674
Balance, June 30, 2020	159,666	100,000	791,567	190,000	25,000	1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(62,638,427)	$(29,651,121)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

	For the Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(49,666,485)	$10,031,946
Adjustment to reconcile net loss to net cash used in operating activities:
Change in derivative liability	49,360,801	(11,286,929)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	303,209	1,250,450
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,475	(4,533)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	-
NET CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from obligations collateralized by receivables	2,475	4,533
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	2,475	4,533

Net decrease in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Payment of accrued salaries through the issuance of common stock	$40,032	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

As used herein, the terms the “Company,” “CoroWare” “we,” “us,” “our” and similar refer to CoroWare, Inc., a publicly quoted shell corporation incorporated on July 15, 2002 under the laws of the State of Delaware as weComm, Ltd. On August 20, 2002, the Company filed an Amendment to its Articles of Incorporation changing the name of the corporation to SRM Networks, Inc. In connection with the acquisition of Hy-Tech Computer Systems, Inc. on January 31, 2003, the Company changed its name to Hy-Tech Technology Group, Inc. In connection with the Agreement and Plan of Merger Robotics Workspace Technology, Inc., Innova Holdings, Inc. and the Company’s wholly owned subsidiary, RWT Acquisition, Inc., dated July 21, 2004, the Company’s named changed to Innova Holdings, Inc. Subsequently, on November 20, 2006, the Company changed its name to Innova Robotics and Automation, Inc. and then on April 23, 2008, the Company changed its name to CoroWare, Inc.

The Company has six wholly-owned subsidiaries: CoroWare Technologies, Inc. (“CTI”), CoroWare Robotics Solutions, Inc. (“CRS”), RWT Acquisition, Inc. (“RWT”), Carbon Sources, Inc. (“CS”), CoroWare Treasury, Inc. (“CWT”), CarbonMeta Research, Ltd. (“CM”) and a 51% interest in AriCon, LLC (“AriCon).

CoroWare Technologies (“CTI”) was incorporated in the State of Florida on May 16, 2006 and its principal business was a software professional services company with a strong focus on information technology integration and robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

CoroWare Robotics Solutions, Inc. (“CRS”) was incorporated in the State of Texas on February 27, 2015, and its principal business was as a technology incubation company whose focus was on the delivery of mobile robotics and IOT products, solutions and services for university, government and corporate researchers, and enterprise customers. CRS’s business operations were discontinued in October 2016 when the Company’s gross margins and financing costs became unsustainable.

Robotic Workspace Technologies, Inc. (“RWT”) was incorporated in the State of Florida on July 1, 1994, and its principal business was developing and marketing open-architecture PC controls and related products that could improve the performance, applicability, and productivity of robots and other automated equipment. RWT’s business operations were discontinued in September 2007 when the Company’s losses became unsustainable.

AriCon, LLC (“AriCon) was a joint venture that was intended to develop mobile robot platforms, applications, and solutions for the construction industry. In October 2016, AriCon ceased operations of all subsidiary business operations when the Company’s losses became unsustainable, and the Company was not able to obtain investment financing.

Carbon Source, Inc. (“CS”) was incorporated in the State of Wyoming on June 14, 2021 and its principal business is waste reclamation technologies and processing.

CoroWare Treasury, Inc. (“CWT”) was incorporated in the State of Wyoming on July 6, 2021 and its principal business is acquisitions related to acquiring technologies and subsidiary businesses related to waste processing.

CarbonMeta Research Ltd. (“CM”) was incorporated in England and Wales on August 12, 2021 and will be responsible for researching and prototyping technologies that convert organic waste materials into higher-value products like carbon nanotubes and hydrogen.

In 2021, the Company began investigating emerging technologies, strategic intellectual property partnerships, and sustainable growth business opportunities related to the production of hydrogen and high value carbon products from organic waste streams. Working cooperatively with Oxford University Innovation, CoroWare plans to implement proven and patented technologies to add value to organic waste streams. By utilizing these proven proprietary technologies, collected and captured plastic waste material can be upcycled to high value products such as carbon nanotubes (“CNTs”) and hydrogen gas.

CNTs can be used for improved electrical conduction and reinforcing materials that are used in a wide variety of industries including the automotive industry, aviation industry, medical industry, and construction. The number one growth driver is the increasing need for high performance batteries for the electric vehicle market.

F-6

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS (continued)

The global hydrogen market is expected to more than double by the end of the decade. Plastic waste is a cheap and abundant feedstock that will allow the Company to scale quickly and produce hydrogen gas for a competitive price.

Carbon Source, Inc. (“CS”) was incorporated in the State of Wyoming on June 14, 2021 and its principal business is waste reclamation technologies and processing.

CoroWare Treasury, Inc. (“CWT”) was incorporated in the State of Wyoming on July 6, 2021 and its principal business is acquisitions related to acquiring technologies and subsidiary businesses related to waste processing.

License Agreement

On June 2, 2021, the Company (the “Licensee”) entered into a License Agreement (the “Agreement”) with Oxford University Innovation Limited (the “Licensor”). Under the terms of the Agreement, the Licensee will license the licensed technology (OUI Project- Hydrogen from plastics via microwave-initiated catalytic dehydrogenation). The Agreement is non-exclusive and includes the United States and European Union. Signing fees for the Agreement are £54,807 and are due on August 2, 2021. The Royalty Rate is 5% of gross sales. The Agreement comprises milestone fees as: (i) £20,000 upon the first commercial sale of a licensed product; (ii) £50,000 upon generating $1,000,000 in sales; (iii) £10,000 upon the successful grant of the US patent; and (iv) £10,000 upon the successful grant of the EU patent.

NOTE 2 – CONDENSED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2021, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the unaudited financial statements and notes thereto included in the Company’s December 31, 2020 Annual Report. The results of operations for the three and six months ended June 30, 2021 and 2020 are not necessarily indicative of the operating results for the full years.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed consolidated financial statements include the accounts of CoroWare, Inc. and its wholly-owned subsidiaries, CoroWare Technologies, Inc., CoroWare Robotics Solutions, Inc., and Robotic Workspace Technologies, Inc., Carbon Source, Inc. (“CS”), as well as its 51% interest in ARiCON, LLC (collectively, the “Company”). All significant inter-company balances and transactions have been eliminated in the unaudited condensed consolidated financial statements.

F-7

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses all available information and appropriate techniques to develop its estimates. However, actual results could differ from its estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash equivalents. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions and has not experienced any losses in such accounts. As of June 30, 2021 and December 31, 2020, the Company did not have bank balances that exceeded the FDIC insured limits.

Accounts Receivable

The Company’s accounts receivable is exposed to credit risk. During the normal course of business, the Company extends unsecured credit to its customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale. The Company regularly evaluates and monitors the creditworthiness of each customer. The Company provides an allowance for doubtful accounts based on our continuing evaluation of its customers’ credit risk and its overall collection history. The Company had an allowance for doubtful accounts of $- and $- at June 30, 2021 and December 31, 2020, respectively.

Inventory

Inventories, which are comprised solely of finished goods, are stated at the lower of cost (based on the first-in, first-out method) or market. The Company provides for estimated losses from obsolete or slow-moving inventories and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major renewals and improvements are capitalized while expenditures for minor replacements, maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss, if any, is reflected in loss on disposal of assets in the unaudited condensed consolidated statement of income and comprehensive income.

F-8

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

At least annually, the Company evaluates, and adjusts when necessary, the estimated useful lives. The changes in estimated useful lives did not have a material impact on depreciation in any period. The estimated useful lives are:

Leasehold improvements	Remaining term of lease
Furniture and fixtures	5-7 years
Computer equipment and software	3-5 years

Impairment of Long-lived Assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-35, Property, Plant and Equipment, Subsequent Measurement (“ASC 360-35”). ASC 360-35 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Segment Reporting

FASB ASC 280-10, Segment Reporting, defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company reports according to one main segment.

Fair Value of Financial Instruments

The Company follows FASB ASC 820-10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

F-9

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s unaudited condensed consolidated financial statements for accounts receivable, accounts payable and accrued expenses, and related party accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments. The carrying amounts reported in the balance sheet for its notes payable approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the marketplace.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

The following table presents assets and liabilities that are measured and recognized at fair value as of June 30, 2021 and December 31, 2020, on a recurring basis:

Assets and liabilities measured at fair value on a recurring basis at June 30, 2021	Level 1	Level 2	Level 3	Total Carrying Value

Derivative liabilities	$-	$(71,074,787)	$-	$(71,074,787)

Assets and liabilities measured at fair value on a recurring basis at December 31, 2020	Level 1	Level 2	Level 3	Total Carrying Value

Derivative liabilities	$-	$(21,713,986)	$-	$(21,713,986)

F-10

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for FASB ASC 815, Derivatives and Hedging (“ASC 815”).

Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Stock Based Compensation

The Company follows FASB ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the unaudited condensed consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50, Equity–based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-11

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Through newly issued restricted common stock, the Company pays qualified contractors and advisors common shares in lieu of compensation for services provided including business development, management, technology development, consulting, legal services and accounting services.

Revenue Recognition

The Company derives its software system integration services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. The Company periodically review contractual performance and estimate future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

The Company recognizes revenue for its software and software professional services when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is probable. Product sales are recognized by us generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

The Company accounts for arrangements that contain multiple elements in accordance with FASB ASC 605-25, Revenue Recognition, Multiple Element Arrangements. When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, the Company allocates revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, the Company allocates revenue first to the fair value of the underlying elements and allocate the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled.

The Company limits the amount of revenue recognition for delivered elements to the amount that is not contingent on future delivery of products or services or subject to customer-specified return of refund privileges. The Company recognizes revenue from the sale of manufacturer’s maintenance and extended warranty contracts in accordance with FASB ASC 605-45, Revenue Recognition, Principal Agent Considerations, net of its costs of purchasing the related contracts.

The Company’s collaboration service revenues are generated through the sale of CoroCall™, a managed collaboration service. Our contracts provide for usage pricing or when paid for pre-paid service. The Company recognizes this revenue in the period that the services or minutes are used and prepaid.

F-12

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

Research and development costs relate to the development of new products, including significant improvements and refinements to existing products, and are expensed as incurred. Research and development expenses for the three and six months ended June 30, 2021 and 2020 were $-, $-, $- and $-, respectively.

Advertising Expense

The Company expenses advertising costs as they are incurred. Advertising expense for the three and six months ended June 30, 2021 and 2020 were $-, $-, $- and $-, respectively.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk are cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents in deposit accounts with high quality, credit-worthy financial institutions.

Basic and Diluted Loss per Share

The Company computes basic and diluted earnings per share amounts in accordance with FASB ASC 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

For the six months ended June 30, 2021 and 2020, the effect of common stock equivalents has been excluded from the calculation of diluted earnings per share as their effect would be anti-dilutive.

The Company currently has convertible debt and preferred stock, which, if converted, as of June 30, 2021 and 2020, would have caused the Company to issue diluted shares totaling 37,796,573,503 and 119,130,481,130, respectively.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, as of June 30, 2021 and December 31, 2020, the Company has issued, and has outstanding, shares of Series B Preferred Stock which are entitled, prior to the declaration of any dividends on common stock, to earn a 5% dividend, payable in either cash or common stock of the Company. The Board of Directors has sole discretion to declare dividends based on the Company’s financial condition, results of operations, capital requirements, contractual obligations and other relevant factors. At June 30, 2021 and December 31, 2020, there were cumulative undeclared dividends to Preferred Series B shareholders of $15,969 and $15,969, respectively, the obligation for which is contingent on declaration by the board of directors. These balances have been recorded as part of accounts payable and accrued expenses.

F-13

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 – GOING CONCERN

The Company incurred a net loss in the amount of $49,666,485 during the six months ended June 30, 2021 compared to a net loss of $1,246,268 for the six months ended June 30, 2020. The Company has a working capital deficit of $89,823,012 and $40,196,559 as of June 30, 2021 and December 31, 2020, respectively. The Company has accumulated deficits of $122,851,060 and $73,184,575 as of June 30, 2021 and December 31, 2020, respectively. Because of these and other factors, the Company will require additional working capital to develop its business operations. The Company intends to raise additional working capital through the use of private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 – INVENTORY

As of June 30, 2021 and December 31, 2020, inventories consist of the following:

	June 30,	December 31,
	2021	2020
Raw materials	$-	$-
Work in process	-	-
Finished goods	-	-
Subtotal	-	-
Less: inventory reserve	-	-
Inventory, net	$-	$-

F-14

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2021 and December 31, 2020:

	June 30,	December 31,
	2021	2020
Computer equipment and software	$-	$-
Furniture and fixtures	-	-
Subtotal	-	-
Less: accumulated depreciation	-	-
Property and equipment, net	$-	$-

Depreciation expense for the six months ended June 30, 2021 and December 31, 2020 was $- and $-, respectively.

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following at June 30, 2021 and December 31, 2020:

	June 30,	December 31,
	2021	2020
Accounts payable	$1,328,393	$1,328,393
Accrued expenses	30,078	30,078
Dividends payable	15,969	15,969
Credit cards payable	81,048	81,048
Accrued interest	7,501,108	7,007,195
Accrued payroll	936,368	861,368
Accrued PTO	134,861	134,861
Commissions payable	221,188	221,188
Payroll taxes payable	2,104,551	2,393,287
Garnishment liens payable	35,502	35,502
Pension plan payable	23,981	23,981
Flex spending payable	(507)	(507)
Total	$12,412,540	$12,132,363

NOTE 8 – RELATED PARTY TRANSACTIONS

As of June 30, 2021 and December 31, 2020, related party accrued expenses were $230,993 and $230,993, respectively, which consisted entirely of deferred salaries to employees.

F-15

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 9 – OBLIGATIONS COLLATERALIZED BY RECEIVABLES, NET

On July 16, 2015, the Company entered into an accounts receivable financing arrangement with Knight Capital for a principal amount received in cash of $173,500. The terms of the arrangement require the Company to repay the principal balance plus an additional $52,050 in debt discounts for total remittance of $225,550. The terms of repayment require the Company to remit to the lender approximately 30% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $52,050 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $76,317.

On August 17, 2015, the Company entered into an accounts receivable financing arrangement with QuickFix Capital for a principal amount received in cash of $70,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $32,200 in debt discounts for total remittance of $102,200. The terms of repayment require the Company to remit to the lender approximately 46% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $32,200 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $48,907.

On January 8, 2016, the Company entered into an accounts receivable financing arrangement with PowerUp for a principal amount received in cash of $120,000, of which the remaining balance of $46,224 on the prior arrangement was paid off. The terms of the current arrangement are similar to the prior arrangement, whereby this arrangement requires the Company to repay the principal balance plus an additional $48,000 in debt discounts for total remittance of $168,000. The ending principal balance of this borrowing at June 30, 2021 was $14,232.

On April 12, 2016, the Company entered into an accounts receivable financing arrangement with PowerUp for a principal amount received in cash of $75,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $30,000 in debt discounts for total remittance of $105,000. The terms of repayment require the Company to remit to the lender approximately 12% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $30,000 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $67,645.

On April 28, 2016, the Company entered into an accounts receivable financing arrangement with PowerUp for a principal amount received in cash of $55,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $19,250 in debt discounts for total remittance of $74,250. The terms of repayment require the Company to remit to the lender approximately 10% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $19,250 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $29,696.

F-16

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 9 – OBLIGATIONS COLLATERALIZED BY RECEIVABLES, NET (continued)

On June 2, 2016, the Company entered into an accounts receivable financing arrangement with PowerUp for a principal amount received in cash of $35,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $14,700 in debt discounts for total remittance of $49,700. The terms of repayment require the Company to remit to the lender approximately 11% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $14,700 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at June 30, 2021 was $45,756.

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET

In February 2003, the Company issued $230,000 of notes payable which matured in June 2003. The notes earn simple interest at 8% per annum unless they are in default, in which case they earn default simple interest at a rate of 15%. In July 2003, the terms of the note were changed such that the notes became convertible debentures, whereby at the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $1.00 per share. As of June 30, 2021, $100,000 of principal and $266,266 of accrued interest remain outstanding from these notes. These notes are currently in default.

On July 22, 2005, the Company issued a convertible promissory note to Richard Wynns (“Wynns”) for $30,000. The note accrues simple interest at a rate of 5% per annum and matures on December 31, 2006. At the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $0.15 per share. Through June 30, 2016, the holder converted $22,500 of principal into shares of the Company’s common stock. As of June 30, 2021, there is $7,500 of principal and $6,938 of accrued interest remaining on this note. This note is currently in default.

On October 3, 2005, the Company issued a convertible promissory note to Wynns for $30,000. The note accrues simple interest at a rate of 10% per annum and matures on November 2, 2005. On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $47,509. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion. As of June 30, 2021, there is $47,509 of principal and $52,247 of accrued interest remaining on this note. This note is currently in default.

On October 14, 2005, the Company issued a convertible promissory note to Wynns for $30,000. The note accrues simple interest at a rate of 10% per annum and matures on December 31, 2006. On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $46,489. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion. As of June 30, 2021, there is $46,489 of principal and $51,125 of accrued interest remaining on this note. This note is currently in default.

F-17

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On July 20, 2006, the Company issued a convertible promissory note to YA Global Investments, L.P. (“YA Global”) for $1,250,000, with a maturity date of July 20, 2009. On August 22, 2006, the Company issued a convertible promissory note to YA Global for $575,000, with a maturity date of August 22, 2009. The notes accrue simple interest at a rate of 10% per annum, with a default simple interest rate of 14% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, a total of $82,630 in principal and $373,323 in accrued interest were converted into shares of the Company’s common stock. Additionally, through December 31, 2015, $1,671,742 of principal from these notes were assigned to other parties in the form of convertible promissory notes. On February 5, 2016, all outstanding principal and accrued interest on these notes were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On November 2, 2007, the Company issued a convertible promissory note to YA Global for $600,000, with a maturity date of November 2, 2010. On March 17, 2008, the Company issued a convertible promissory note to YA Global for $300,000, with a maturity date of March 17, 2010. The notes accrue simple interest at a rate of 14% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. On February 5, 2016, all outstanding principal and accrued interest on these notes were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On January 12, 2010, the Company issued an amended convertible promissory note to Westmount Holdings International, Ltd., with a principal balance of $567,200 and accrued interest of $317,510, which was assigned from YA Global. The note accrues simple interest at a rate of 14% per annum and is due on demand. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through June 30, 2016, the Company converted $29,883 of principal and $261,259 of accrued interest into shares of the Company’s common stock. As of June 30, 2021, there is $537,317 of principal and $855,122 of accrued interest remaining on this note. This note is currently in default.

On January 28, 2011, the Company issued a convertible promissory note to Barclay Lyons, LLC for $10,750. The note accrues simple interest at a rate of 21% per annum and matures on July 28, 2011, with a default simple interest rate of 36%. Pursuant to the terms of the note, the principal balance is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lesser of (i) the closing price on the day prior to conversion, or (ii) the volume-weighted-average closing price of the five-day trading period prior to conversion, though in no instance shall the conversion price be less than $0.0001. There is a ceiling on the conversion rate of $0.05 per share, but this rate is to be discounted based on forward splits. As of June 30, 2021, there is $10,750 of principal and $39,533 of accrued interest remaining on this note. This note is currently in default.

On March 21, 2011, the Company issued a convertible promissory note to Redwood Management, LLC for $284,132. The note accrues interest at a rate of 14% per annum and matures on March 18, 2013. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. As of June 30, 2021, there is $123,936 of principal and $144,582 of accrued interest remaining on this note. This note is currently in default.

F-18

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On April 2, 2011, the Company issued a convertible promissory note to Martin Harvey for $67,042, which was assigned to Blackbridge Capital, LLC (“Blackbridge”). The note accrues compounded interest at a rate of 10% per annum and matures on May 2, 2011, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. Through June 30, 2016, a total of $42,557 in principal was converted into shares of the Company’s common stock, and a total of $17,500 in principal payments have been made. As of June 30, 2021, there is $6,985 of principal and $98,674 of accrued interest remaining on this note. This note is currently in default.

On June 2, 2011, the Company issued a convertible promissory note to Panache Capital, LLC (“Panache”) for $65,000. The note accrues simple interest at a rate of 8% per annum and matures on June 1, 2012, with a default simple interest rate of 15% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion. Through June 30, 2016, the Company converted $57,315 of principal into shares of the Company’s common stock. As of June 30, 2021, there is $7,685 of principal and $18,624 of accrued interest remaining on this note. This note is currently in default.

On June 29, 2011, the Company issued a convertible promissory note to Panache for $15,000. The note accrues simple interest at a rate of 8% per annum and matures on June 29, 2012. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion. Through June 30, 2016, the Company converted $14,798 of principal into shares of the Company’s common stock. As of June 30, 2021, there is $201 of principal and $5,539 of accrued interest remaining on this note. This note is currently in default.

On October 5, 2011, the Company issued a convertible promissory note to Premier IT Solutions for $21,962. The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. As of June 30, 2021, there is $21,962 of principal and $69,904 of accrued interest remaining on this note. This note is currently in default.

On February 21, 2012, the Company issued a convertible promissory note to Kelburgh, Ltd. for $13,000. The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 85% of the average of the five trading days prior to the applicable conversion date. As of June 30, 2021, there is $13,000 of principal and $39,235 of accrued interest remaining on this note. This note is currently in default.

On August 3, 2012, the Company issued a convertible promissory note to Raphael Cariou (“Cariou”) for $7,000. The note accrues compounded interest at a rate of 10% per annum and matures on February 3, 2013, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. As of June 30, 2021, there is $7,000 of principal and $18,754 of accrued interest remaining on this note. This note is currently in default.

F-19

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On February 25, 2013, the Company issued two convertible promissory notes to AGS Capital Group, LLC (“AGS”) for $131,377 and $42,000. The notes accrue compounded interest at a rate of 14% per annum and mature on February 25, 2014. Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 35% of the lowest closing price during the 20-day trading period prior to conversion. Through June 30, 2016, $99,988 of principal has been converted into shares of the Company’s common stock. As of June 30, 2021, there is a total of $50,640 of principal and $186,510.41 of accrued interest remaining on these notes. These notes are currently in default.

On March 7, 2013, the Company issued a convertible promissory note to YA Global for $25,000. The note accrues simple interest at a rate of 14% per annum and matures on March 7, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 80% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. On February 5, 2016, all outstanding principal and accrued interest on this note were consolidated into a new convertible promissory note along with all other outstanding notes due to YA Global.

On August 23, 2013, the Company issued a convertible promissory note to Zoom Marketing (“Zoom”) for $140,000. The note accrues simple interest at a rate of 5% per annum and matures on January 23, 2014, with a default simple interest rate of 10% per annum. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the five-day trading period prior to conversion. On March 27, 2014, Zoom assigned $75,000 of principal to Tangiers. As of June 30, 2021, there is $65,000 of principal and $52,542 of accrued interest remaining on this note. This note is currently in default.

On November 13, 2013, the Company issued a convertible promissory note to Tangiers for $17,000. The note accrues simple interest at a rate of 10% per annum and matures on November 13, 2014, with a default simple interest rate of 20% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 20-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share. On May 28, 2021, the Company issued 400,315,100 shares of common stock to Tangiers in satisfaction of $17,000 principal and $23,032 principal. As of June 30, 2021, the note is paid in full

On February 21, 2014, the Company issued a convertible promissory note to Blackbridge for $5,000. The note accrues simple interest at a rate of 8% per annum and matures on September 21, 2014. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 30-day trading period prior to conversion. As of June 30, 2021, there is $5,000 of principal and $3,792 of accrued interest remaining on this note. This note is currently in default.

F-20

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On March 11, 2014, the Company issued two convertible promissory notes to LG Capital Funding, LLC (“LG”) for $32,000 and $24,000. The notes accrue simple interest at a rate of 12% per annum and mature on March 11, 2015, with default simple interest rates of 24% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 10-day trading period prior to, and including the date of, conversion. As of June 30, 2021, 2016, there is a total of $56,000 of principal and $91,465 of accrued interest remaining on these notes. These notes are currently in default.

On March 27, 2014, the Company issued a convertible promissory note to Tangiers for $75,000, which was assigned from Zoom. The note accrues simple interest at a rate of 10% per annum and is due on March 27, 2015, with a default simple interest rate of 20% per annum. On March 27, 2014, the Company issued a separate convertible promissory note to Tangiers, whereby the Company could borrow up to $600,000, of which $100,000 would be treated as an original issue discount on a pro rata basis. The note accrues simple interest at a rate of 0% per annum and is due on demand, with a default simple interest rate of 20% per annum. During the year ended December 31, 2014, the Company borrowed $72,000, of which $12,000 was original issue discount. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 20-day trading period prior to the date of conversion. As of June 30, 2021, there is a total of $147,000 of principal and $162,549 of accrued interest remaining on these notes. These notes are currently in default.

On April 1, 2014, YA Global sold $40,000 of their original note in the amount $1,250,000 to an unrelated third party (“Tuohy”). The Company then issued a convertible promissory note to Tuohy for that debt. The note calls for 14% simple interest through the maturity date of December 31, 2014. Pursuant to the terms of the notes the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through June 30, 2016, Tuohy converted $40,000 of principal into shares of the Company’s common stock. The principal balance of this note has been paid in full, yet $153 of accrued interest remains unpaid.

On April 2, 2014, the Company issued a convertible promissory note to Burrington Capital, LLC (“Burrington”) for $25,000. The note calls for 10% compounded interest through the maturity date of October 1, 2014, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower. As of June 30, 2021, there is $25,000 of principal and $46,840 of accrued interest remaining on this note. This note is currently in default.

On April 3, 2014, YA Global sold a portion of their note in the amount of $50,000 to an unrelated third party (“Ferro”). The Company then issued a convertible promissory note to Ferro for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through June 30, 2016, $22,175 of principal has been converted into shares of the Company’s common stock, and the Company has made $1,000 in principal payments. As of June 30, 2021, there is $26,825 of principal and $33,055 of accrued interest remaining on this note. This note is currently in default.

F-21

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On April 8, 2014, a note holder, YA Global, sold a portion of their note in the amount of $200,000 to Dakota Capital Pty Ltd. (“Dakota”). The Company then issued a convertible promissory note to Dakota for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower. As of June 30, 2021, there is $200,000 of principal and $202,367 of accrued interest remaining on this note. This note is currently in default.

On April 14, 2014, YA Global assigned $100,000 of their convertible note to Barry Liben. The note accrues interest at a rate of 0% per annum and is due December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through June 30, 2016, Liben converted $47,200 in note principal into shares of the Company’s common stock. As of June 30, 2021, there is $52,800 of principal remaining on this note. This note is currently in default.

On December 10, 2014, the Company issued a convertible promissory note to Jared Robert for $20,000. The note accrues compounded interest at a rate of 10% per annum and is due on June 10, 2015, with a default compounded interest rate of 15%. Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower. As of June 30, 2021, there is $20,000 of principal and $31,838 of accrued interest remaining on this note. This note is currently in default.

On January 7, 2015, the Company issued a convertible promissory note to LG for $20,625, of which $4,125 was an original issue discount. The note accrues simple interest at a rate of 12% per annum and is due on January 7, 2016, with a default simple interest rate of 24%. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 45% of the lowest closing price during the 20-day trading period prior to, and including the date of, conversion. As of June 30, 2021there is $20,625 of principal and $29,598 of accrued interest remaining on this note. This note is currently in default.

On March 12, 2015 the Company issued two convertible promissory notes to Cariou totaling $188,356 ($94,178 each) for settlement of compensation owed as well as penalties and interest. The note calls for 24% compounded interest through the maturity date of September 12, 2015, with a default compounded interest rate of 29%. The principal balance and accrued interest are convertible into the Company’s common stock at a conversion rate of the average of the five trading days prior the applicable conversion date, with the number of conversion shares multiplied by 115%. Through June 30, 2016, the Company made $12,000 in principal payments towards these notes. As of June 30, 2021, there is a total of $176,356 of principal and $881,091 of accrued interest remaining on these notes. These notes are currently in default.

F-22

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On February 5, 2016, the Company issued an amended convertible promissory note to YA Global for $2,829,690, which consolidated all the outstanding principal and interest due to YA Global from various notes outstanding through January 7, 2016. The note accrues simple interest at a rate of 6% per annum and matures on April 30, 2016, with a default simple interest rate of 18%. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of the lesser of (a) $0.0003 or (b) 50% of the lowest closing price during the 20-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share. In relation to the note, the Company issued warrants to purchase 2,000,000,000 shares of the Company’s common stock at an exercise price of $0.0006 per share, with an expiration date of December 31, 2020. The warrants are also subject to a cashless exercise, should there be an event of default or the warrants are not subject to an effective registration statement. The Company valued these warrants on the date of issuance at $400,000 using the Black-Scholes method. Pursuant to FASB ASC 470-50, Debt, Modifications and Extinguishments, this consolidation of debt and the issuance of warrants has been determined to be an extinguishment of debt, and as a result, the Company has recognized a loss on extinguishment of debt of $3,299,717. Through June 30, 2016, $113,700 of principal has been converted into shares of the Company’s common stock. As of June 30, 2021, there is $2,715,990 of principal and $2,451,053 of accrued interest remaining on this note. This note is currently in default.

In the Company’s evaluation of each convertible debt instrument in accordance with FASB ASC 815, Derivatives and Hedging (pre-codification FAS 133 “Accounting for Derivative Financial Instruments and Hedging Activities”) (“ASC 815”), based on the variable conversion price, it was determined that the conversion features were not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value (see Note 14). As of June 30, 2021 and December 31, 2020, debt discounts related to convertible notes payable totaled $0 and $0, respectively.

NOTE 11 – NOTES PAYABLE

On June 29, 2007, the Company issued a promissory note to Gary Sumner for $45,000. The note accrues compounded interest of 5% per annum and matures on March 31, 2008, with a default simple interest rate of 18%. As of June 30, 2021, there is $45,000 of principal and $102,072 of accrued interest remaining on this note. This note is currently in default.

On July 3, 2008, the Company issued a promissory note to LTC International Corp. for $25,000. The note accrues simple interest of 20.80% per annum and matures on December 17, 2008, with a default simple interest rate of 41.60%. Through December 31, 2015, the Company made principal payments totaling $20,268. As of June 30, 2021, there is $4,732 of principal and $27,746 of accrued interest remaining on this note. This note is currently in default.

On March 17, 2010, the Company issued a promissory note to John Kroon for $10,000. The note accrues compounded interest of 18% per annum and matures on September 13, 2010, with a default compounded interest rate of 21%. As of June 30, 2021, there is $10,000 of principal and $93,364 of accrued interest remaining on this note. This note is currently in default.

On July 27, 2010, the Company issued a promissory note to Richard Wynns for $25,000. The note accrues compounded interest of 18% per annum and matures on January 23, 2011, with a default compounded interest rate of 21%. As of June 30, 2021, there is $25,000 of principal and $214,593 of accrued interest remaining on this note. This note is currently in default.

On March 15, 2011, the Company issued a promissory note to Barclay Lyons for $15,000. The note accrues simple interest of 18.99% per annum and matures on March 25, 2011, with a default simple interest rate of 28.99%. As of June 30, 2021, there is $15,000 of principal and $44,730 of accrued interest remaining on this note. This note is currently in default.

F-23

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 11 – NOTES PAYABLE (continued)

On March 29, 2011, the Company issued a promissory note to George Ferch for $5,000. The note accrues interest of 0% per annum and matures on June 27, 2011, with a default compounded interest rate of 21%. As of June 30, 2021, there is $5,000 of principal and $35,166 of accrued interest remaining on this note. This note is currently in default.

On April 11, 2012, the Company issued a promissory note to Blackbridge for $6,000. The note accrues simple interest of 5% per annum and matures on May 25, 2012, with a default simple interest rate of 5%. Through June 30, 2016, the Company made principal payments totaling $4,500. As of June 30, 2021, there is $1,500 of principal and $914 of accrued interest remaining on this note. This note is currently in default.

On October 18, 2013, the Company issued a promissory note to Walter Jay Bell (“Bell”) for $10,000. The note accrues simple interest of 10% per annum and matures on November 29, 2013. As of June 30, 2021, there is $10,000 of principal and $7,748 of accrued interest remaining on this note. This note is currently in default.

On April 24, 2016, the Company issued a promissory note to Bell for $8,642. The note accrues simple interest of 10% per annum and matures on June 30, 2016. As of June 30, 2021, there is $8,642 of principal and $2,262 of accrued interest remaining on this note. This note is currently in default.

On May 10, 2016, the Company issued a promissory note to William Rittman for $20,000. The note accrues compounded interest of 16% per annum and matures on August 29, 2016. Effective May 16, 2016, the Company is to make weekly payments of $1,250 plus interest for sixteen consecutive weeks. As of June 30, 2021, there is $11,250 of principal and $9,447 of accrued interest remaining on this note.

NOTE 12 – NOTES PAYABLE, RELATED PARTIES

As of June 30, 2021 and December 31, 2020, the Company had an aggregate total of $157,854 and $157,854, respectively, in related party notes payable. These notes bear simple interest at 10%-18% per annum, with default simple interest of 10%-24% per annum. As of June 30, 2021, all notes payable to related parties were in default. Accrued interest on related party notes payable totaled $408,141 and $390,342 at June 30, 2021 and December 31, 2020, respectively.

NOTE 13 – SMALL BUSINESS ADMINISTRATION LOAN

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. The note bears interest at 4% and is secured by the equipment and machinery assets of the Company. The balance outstanding at June 30, 2021and December 31, 2020 was $979,950 and $979,950, respectively. The note calls for monthly installments of principal and interest of $4,813 beginning September 17, 2002 and continuing until April 17, 2032.

The Company and the Small Business Administration reached an agreement in November 2010, whereby the Small Business Administration would accept $500 per month for 12 months with payment reverting back to $4,813 in November 2011. The Company only made four payments under the modification agreement. The Company continues to carry the loan as a current term liability because current payments are not being made, resulting in a default. Accrued interest payable on the note totaled $673,539 and $654,101 as of June 30, 2021 and December 31, 2020, respectively.

F-24

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 14 – DERIVATIVE LIABILITY

Effective July 31, 2009, the Company adopted ASC 815, which defines determining whether an instrument (or embedded feature) is solely indexed to an entity’s own stock. The conversion price of certain convertible notes, convertible preferred stock and exercise price of certain warrants are variable and subject to the fair value of the Company’s units on the date of conversion or exercise. As a result, the Company has determined that the conversion and exercise features are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has bifurcated the conversion and exercise features of the instruments to be recorded as a derivative liability.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as items of other income or expense. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with convertible notes payable and warrants.

At origination and subsequent revaluations, the Company valued the derivative liabilities using the Black-Scholes options pricing model under the following assumptions as of June 30, 2021 and December 31, 2020:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020

Risk-free interest rate	0.21-0.87%	0.13-0.36%
Expected options life	1 - 5 yrs	1 - 3 yrs
Expected dividend yield	-	-
Expected price volatility	376.07%	693.24%

During the six months ended June 30, 2021, the Company’s derivative liability increased from $21,713,986 to $71,074,787, and the Company recognized a gain (loss) on derivative liabilities of $(43,365,798), $554,949, $(49,360,801) and $(600,942) for the three and six months ended June 30, 2021 and 2020, respectively, in conjunction with settlement of convertible notes payable, additions of new derivative liabilities and subsequent revaluations of existing derivative liabilities.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

On May 16, 2006, the Company and Lloyd Spencer (the “Executive”) entered into an Employment Agreement (the “Agreement”). The Executive shall serve as an executive officer of the corporation beginning on May 15, 2006 for a terms of five years and the Agreement shall automatically renew on the anniversary date for successive one year periods. As compensation, the Executive shall receive a salary of $12,500 per month. In addition, the Executive received a five-year stock option granting the Executive the right to purchase 5,000,000 shares of the Company’s common stock at a price of $0.18.

Consulting Agreement

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Global Technologies, Ltd (the “Consultant”) for preparation of the Company’s financial reports. Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Registration Statement, Quarterly Reports for the periods ended March 31, 2021, June 30, 2021, September 30, 2021 and Annual Report for the period ended December 31, 2021. The Agreement shall have a term of one (1) year, commencing on June 10, 2021, and shall remain in effect to the earlier of one (1) year or until the Company’s Annual Report for the year ended December 31, 2021 is filed with OTC Markets or the Securities and Exchange Commission. As compensation for its performance under this Agreement, the Company shall pay Consultant a total of $45,000 payable in three (3) equal tranches as follows: (i) $15,000 payable upon the Company’s first capital raise; (ii) $15,000 payable upon the Company’s second capital raise; and (iii) $15,000 payable on or before October 31, 2021.

NOTE 16 – PREFERRED STOCK

a) Series A Preferred Stock

The Company has authorized 125,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $0.005 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, and (v) has no voting rights except when mandated by Delaware law.

F-25

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 16 – PREFERRED STOCK (continued)

There were no issuances, conversions or redemptions of Series A Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, the Company had 0 and 0 shares of Series A Preferred Stock issued and outstanding, respectively.

b) Series B Preferred Stock

The Company has authorized 525,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $15 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, and (iv) may be redeemed by the Company at any time up to five years.

There were no issuances, conversions or redemptions of Series B Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, the Company had 159,666 and 159,666 shares of Series B Preferred Stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series B Preferred Stock, the embedded conversion feature related to the Series B Preferred Stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series B Preferred Stock of $283,305 and $212,868 as of June 30, 2021 and December 31, 2020, respectively. This amount is included as a derivative liability on the Company’s unaudited condensed consolidated balance sheet. Fair value adjustments of $131,783, $(3,242), $(142,471) and $0 were charged to derivative income (expense) for the three and six months ended June 30, 2021 and 2020, respectively.

c) Series C Preferred Stock

The Company has authorized 500,000 shares of Series C Preferred Stock. During 2007, the Company initiated a private offering under Regulation D of the Securities Act of 1933 (the “Private Offering”), of an aggregate 500,000 units (collectively referred to as the “Units”) at a price of $1.00 per Unit, with each Unit consisting of one share of Series C Preferred Stock at the lesser of 85% of the average closing bid price of the common stock over the 20 trading days immediately preceding the date of conversion, or $0.04 and stock purchase warrants equal to the number of shares of common stock converted from the Series C Preferred Stock, exercisable at $0.06 per share and which expire five years from the conversion date.

There were no issuances, conversions or redemptions of Series C Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, the Company had 0 and 0 shares of Series C Preferred Stock issued and outstanding, respectively.

F-26

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 16 – PREFERRED STOCK (continued)

d) Series D Preferred Stock

On November 10, 2011 the Board approved by unanimous written consent an amendment to the Company’s Certificate of Incorporation to designate the rights and preferences of Series D Preferred Stock. There are 500,000 shares of Series D Preferred Stock authorized with a par value of $0.001. Each share of Series D Preferred Stock has a stated value equal to $1.00. These preferred shares rank higher than all other securities. Each outstanding share of Series D Preferred Stock shall be convertible into the number of shares of the Company’s common stock determined by dividing the stated value by the conversion price which is defined as 85% of the average closing bid price of the common stock over the twenty trading days immediately preceding the date of conversion, but no less than par value of the common stock. Mandatory conversion can be demanded by the Company prior to October 1, 2013. Each share of the Series D Preferred Stock shall have voting rights equal to 100,000 votes of common stock.

There were no issuances, conversions or redemptions of Series D Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020 there were 100,000 shares of Series D Preferred Stock issued and outstanding.

Based upon the Company’s evaluation of the terms and conditions of the Series D Preferred Stock, the embedded conversion feature related to the Series D Preferred Stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series D Preferred Stock of $1,992,033 and $200,000 as of June 30, 2021 and December 31, 2020, respectively. This amount is included as a derivative liability on the Company’s unaudited condensed consolidated balance sheet. Fair value adjustments of $1,292,033, $(19,439), $1,792,033 and $0 were charged to derivative income (expense) for the three and six months ended June 30, 2021 and 2020, respectively.

e) Series E Preferred Stock

On March 9, 2012, the Company filed the Certificate of Designation of the Rights and Preferences of Series E Preferred Stock of the Company with the Delaware Secretary of the State pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 1,000,000 authorized shares of Series E Preferred Stock, par value $0.001 per share. The Series E Preferred Stock is convertible into common stock at 50% of the lowest closing bid price of the common stock over the 20 days immediately prior the date of conversion, but no less than the par value of the common stock.

There were no issuances, conversions or redemptions of Series E Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, there were 791,567 and 791,567 shares of Series E Preferred Stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series E Preferred Stock, the embedded conversion feature related to the Series E Preferred Stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

F-27

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 16 – PREFERRED STOCK (continued)

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series E Preferred Stock of $13,112,376 and $1,388,822 as of June 30, 2021 and December 31, 2020, respectively. This amount is included as a derivative liability on the Company’s unaudited condensed consolidated balance sheet. Fair value adjustments of $8,378,095, $(18,085), $11,723,554 and $(36,170) were charged to derivative income (expense) for the three and six months ended June 30, 2021 and 2020, respectively.

f) Series F Preferred Stock

On October 4, 2013, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series F Preferred Stock, par value $0.001 per share.

The shares of Series F Preferred Stock have a stated value of $1.00, have no voting rights, are entitled to no dividends due or payable and are convertible into the number of shares of the Company’s common stock determined by dividing the stated value by the conversion price, which is defined as 85% of the average closing bid price of the common stock over the five trading days immediately preceding the date of conversion, but no less than the par value of the common stock. At any time after the issuance date through the fifth anniversary of the issuance of the Series F Preferred Stock, the Company shall have the option to redeem any unconverted shares at an amount equal to 130% of the stated value of the Series F Preferred Stock plus accrued and unpaid dividends, if any. Redemption shall be established by the Company in its sole and absolute discretion and no holder of Series F Preferred Stock may demand that the Series F Preferred Stock be redeemed.

There were no issuances, conversions or redemptions of Series F Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, the Company had 190,000 and 190,000 shares of Series F Preferred Stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series F Preferred Stock, the embedded conversion feature related to the Series F Preferred Stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series F Preferred Stock of $3,784,862 and $380,000 as of June 30, 2021 and December 31, 2020, respectively. This amount is included as a derivative liability on the Company’s unaudited condensed consolidated balance sheet. Fair value adjustments of $2,454,862, $(47,797), $3,404,862 and $0 were charged to derivative income (expense) for the three and six months ended June 30, 2021 and 2020, respectively.

F-28

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 16 – PREFERRED STOCK (continued)

g) Series G Preferred Stock

On April 17, 2014, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series G Preferred Stock, par value $0.001 per share.

The shares of Series G Preferred Stock have a stated value of $1.00, have voting rights equal to 5,000,000 votes of common stock, are entitled to no dividends due or payable, are non-redeemable, and are convertible into the number of shares of the Company’s common stock determined by dividing the stated value by the conversion price, which is defined as 85% of the average closing bid price of the common stock over the twenty trading days immediately preceding the date of conversion, but no less than par value of the common stock.

There were no issuances, conversions or redemptions of Series G Preferred Stock during the periods ended June 30, 2021 and December 31, 2020. At June 30, 2021 and December 31, 2020, the Company had 25,000 and 25,000 shares of Series G Preferred Stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series G Preferred Stock, the embedded conversion feature related to the Series G Preferred Stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series G Preferred Stock of $498,008 and $50,000 as of June 30, 2021 and December 31, 2020, respectively. This amount is included as a derivative liability on the Company’s unaudited condensed consolidated balance sheet. Fair value adjustments of $323,008, $(4,860), $448,008 and $0 were charged to derivative income (expense) for the three and six months ended June 30, 2021 and 2020, respectively.

NOTE 17 – COMMON STOCK AND TREASURY STOCK

Common Stock

The Company is authorized to issue up to 35,000,000,000 shares of $0.0001 par value common stock, of which 14,102,057,165 and 13,701,742,065 shares were issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.

Issuances during the six months ended June 30, 2021:

On March 9, 2021, the Company issued 7,500,000,000 shares of its common stock to its sole officer and director, Lloyd Spencer, as compensation for accrued wages for fiscal years 2016, 2017, 2018, 2019 and 2020.

On May 28, 2021, the Company issued 400,315,100 shares of common stock to a noteholder in satisfaction of $17,000 principal and $23,032 principal.

F-29

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 17 – COMMON STOCK AND TREASURY STOCK (continued)

On June 4, 2021, the Company’s sole officer and director, Lloyd Spencer, returned 7,500,000,000 shares of common stock previously to Mr. Spencer for accrued compensation so that the shares may be used for future business transactions. The accrued wages due Mr. Spencer were for fiscal years 2016, 2017, 2018, 2019 and 2020 were reinstated to the Company’s financials.

Treasury Stock

As of June 30, 2021 and December 31, 2020, the Company held 189,966,000 and 189,966,000 shares of common stock in treasury, respectively.

NOTE 18 – STOCK OPTIONS AND WARRANTS

Employee Stock Options

None

Non-employee Stock Options

None

Stock Purchase Warrants

None

NOTE 19 – SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of FASB ASC Topic 855, Subsequent Events, and has determined that there were no material reportable subsequent events to be disclosed, other than those listed below:

On July 6, 2021, the Company filed Articles of Incorporation in the State of Wyoming to form a new wholly owned subsidiary, CoroWare Treasury, Inc.

On July 13, 2021, the Company issued 250,000,000 shares of common stock to a noteholder in satisfaction of $75,000 interest.

On July 19, 2021, the Company issued Tangiers Investment Group, LLC (“Tangiers”) a Fixed Convertible Promissory Note (the “Note”) in the amount of One Hundred Five Thousand and NO/100 Dollars ($105,000)($100,000 Funded and $5,000 Original Issuer Discount). The Note is convertible, in whole or in part, at any time and from time to time before maturity (July 19, 2022) at the option of the holder at the Fixed Conversion Price of $0.001. that The Note has a term of one (1) year and bears interest at 10% annually. Upon the event of default, the Note shall accrue interest at the rate equal to the lower of 20% per annum or the highest rate permitted by law. The transaction closed on July 19, 2021.

F-30

COROWARE, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2021 and 2020

NOTE 19 – SUBSEQUENT EVENTS (continued)

On July 19, 2021, Corware, Inc., CoroWare Technologies, Inc. (hereinafter “CoroWare”), Robotic Workspace Technologies, Inc. (collectively, the (Obligors”) and YA Global Investments, LP (hereinafter, “YA”) entered into a Settlement Agreement (the “Agreement”). On February 5, 2016, CoroWare issued to YA a Convertible Debenture in the amount $2,829,690. As of July 19, 2021, the Obligors are indebted to YA in the amount of $5,192,492. Under the terms of the Agreement, CoroWare agrees to issue to YA on one or more occasions an aggregate of 2,250,000,000 shares of common stock in full in final settlement of all claims YA may have against CoroWare and its subsidiaries.

On July 28, 2021, the Company filed an Articles of Amendment to its Amended and Restated Certificate of Incorporation (the “Articles of Amendment”) with the Secretary of State of Delaware to change the name of the Company to “CarbonMeta Technologies Inc.” (the “Name Change Amendment”). The Name Change Amendment was approved by a special vote of the Company’s stockholders on July 26, 2021 and became effective on July 27, 2021. The Company effected this name change to reflect its new business direction: the production of hydrogen and high value carbon products from organic waste streams. The Company’s new CUSIP number for the Company’s Common Stock, no par value, in connection with the Name Change Amendment is 14134L 103. The Company is awaiting final approval from FINRA.

On August 12, 2021, the Company filed Articles of Incorporation in England and Wales to form a new wholly owned subsidiary, CarbonMeta Research Ltd.

F-31

F-32

COROWARE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	For the Year ended	For the Year ended
	December 31, 2020	December 31, 2019

ASSETS

CURRENT ASSETS:
Cash	$-	$-
Accounts receivable, net	-	-
Inventory, net	-	-
Other current assets	-	-
Total Current Assets	-	-

Property and equipment, net	-	-
Security deposits	-	-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,132,363	$10,809,307
Accrued expenses - related parties	230,993	230,993
Obligations collateralized by receivables, net	298,286	291,008
Convertible debt, net	4,549,479	4,549,479
Notes payable	136,123	136,123
Notes payable - related parties	157,854	157,854
Small business administration loan	979,950	979,950
Derivative liability	21,713,986	11,312,105
Total Current Liabilities	40,196,559	28,466,819
TOTAL LIABILITIES	$40,196,559	$28,466,819

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Redeemable preferred stock, Series A, $0.001 par value, 125,000 shares authorized, 0 shares issued and outstanding	$-	$-
Redeemable preferred stock, Series B, $0.001 par value, 525,000 shares authorized, 159,666 shares issued and outstanding	160	160
Redeemable preferred stock, Series C, $0.001 par value, 500,000 shares authorized, 0 shares issued and outstanding	-	-
Redeemable preferred stock, Series D, $0.001 par value, 500,000 shares authorized, 100,000 shares issued and outstanding	100	100
Redeemable preferred stock, Series E, $0.001 par value, 1,000,000 shares authorized, 791,567 and 791,567 shares issued and outstanding, respectively	791	791
Redeemable preferred stock, Series F, $0.001 par value, 500,000 shares authorized, 190,000 and 190,000 shares issued and outstanding	190	190
Redeemable preferred stock, Series G, $0.001 par value, 500,000 shares authorized, 25,000 shares issued and outstanding	25	25
Common stock; 35,000,000,000 and 13,000,000,000 shares authorized at $0.0001 par value, respectively, 11,937,670,076 and 8,888,809,250 shares issued and outstanding, respectively	1,370,174	1,370,174
Additional paid-in capital	31,543,315	31,543,315
Non-controlling interest	92,258	92,258
Treasury stock	(18,997)	(18,997)
Accumulated deficit	(73,184,575)	(61,454,835)
TOTAL STOCKHOLDERS’ DEFICIT	(40,196,559)	(28,466,819)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-33

COROWARE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2020 and 2019

(Unaudited)

	For the Years Ended
	December 31, 2020	December 31, 2019

REVENUES, NET	$-	$-

COST OF REVENUE	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
General and administrative	150,000	150,000
TOTAL OPERATING EXPENSES	150,000	150,000

LOSS FROM OPERATIONS	(150,000)	(150,000)

OTHER INCOME (EXPENSES)
Change in derivative liabilities	(10,401,881)	11,286,929
Interest expense, net	(1,177,860)	(1,104,983)
TOTAL OTHER INCOME (EXPENSES)	(11,579,741)	10,181,946

INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	(11,729,741)	10,031,946

INCOME (LOSS) BEFORE INCOME TAXES	(11,729,741)	10,031,946

Income tax expense (provision)	-	-

NET INCOME (LOSS)	$(11,729,741)	$10,031,946

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.00)	$0.00

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:	10,730,896,775	10,730,896,775

The accompanying notes are an integral part of these consolidated financial statements

F-34

COROWARE, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

For the years ended December 31, 2020 and 2019

(Unaudited)

									Additional	Non
	Preferred Stock						Common Stock		Paid-In	Controlling	Treasury	Accumulated
	Series B	Series D	Series E	Series F	Series G	Amount	Shares	Amount	Capital	Interest	Stock	Deficit	Total

Balance, January 1, 2019	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997))	$(71,486,781))	$(38,498,765))
Net income for the year ended December 31, 2019	-	-	-	-	-	-	-	-	-	-	-	10,031,946	10,031,946
Balance, December 31, 2019	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997))	$(61,454,835)	$(28,466,819)
Net loss for the year ended December 31, 2020	-	-	-	-	-	-	-	-	-	-	-	(11,729,741)	(11,729,741)
Balance, December 31, 2020	159,666	100,000	791,567	190,000	25,000	$1,266	13,701,742,065	$1,370,174	$31,543,315	$92,258	$(18,997)	$(73,184,575)	$(40,196,559)

The accompanying notes are an integral part of these consolidated financial statements

F-35

COROWARE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2020 and 2019

(Unaudited)

	For the Years Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) gain	$(11,729,741)	$10,031,946
Adjustment to reconcile net loss to net cash used in operating activities:
Change in derivative liability	10,401,881	(11,286,929)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	1,323,057	1,250,450
NET CASH (USED IN) OPERATING ACTIVITIES	(4,803)	(4,533)

INVESTING ACTIVITIES:
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES:
Proceeds from obligations collateralized by receivables	4,803	4,533
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,803	4,533

Net increase (decrease) in cash	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-36

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

As used herein, the terms the “Company,” “CoroWare” “we,” “us,” “our” and similar refer to CoroWare, Inc., a publicly quoted shell corporation incorporated on July 15, 2002 under the laws of the State of Delaware as weComm, Ltd. On August 20, 2002, the Company filed an Amendment to its Articles of Incorporation changing the name of the corporation to SRM Networks, Inc. In connection with the acquisition of Hy-Tech Computer Systems, Inc. on January 31, 2003, the Company changed its name to Hy-Tech Technology Group, Inc. In connection with the Agreement and Plan of Merger Robotics Workspace Technology, Inc., Innova Holdings, Inc. and the Company’s wholly owned subsidiary, RWT Acquisition, Inc., dated July 21, 2004, the Company’s named changed to Innova Holdings, Inc. Subsequently, on November 20, 2006, the Company changed its name to Innova Robotics and Automation, Inc. and then on April 23, 2008, the Company changed its name to CoroWare, Inc.

The Company has four wholly-owned subsidiaries: CoroWare Technologies, Inc. (“CTI”), CoroWare Robotics Solutions, Inc. (“CRS”), RWT Acquisition, Inc. (“RWT”), Carbon Sources, Inc. (“CS”) and a 51% interest in AriCon, LLC (“AriCon).

CoroWare Technologies (“CTI”) was incorporated in the State of Florida on May 16, 2006 and its principal business was a software professional services company with a strong focus on information technology integration and robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

CoroWare Robotics Solutions, Inc. (“CRS”) was incorporated in the State of Texas on February 27, 2015, and its principal business was as a technology incubation company whose focus was on the delivery of mobile robotics and IOT products, solutions and services for university, government and corporate researchers, and enterprise customers. CRS’s business operations were discontinued in October 2016 when the Company’s gross margins and financing costs became unsustainable.

Robotic Workspace Technologies, Inc. (“RWT”) was incorporated in the State of Florida on July 1, 1994, and its principal business was developing and marketing open-architecture PC controls and related products that could improve the performance, applicability, and productivity of robots and other automated equipment. RWT’s business operations were discontinued in September 2007 when the Company’s losses became unsustainable.

AriCon, LLC (“AriCon) was a joint venture that was intended to develop mobile robot platforms, applications, and solutions for the construction industry. In October 2016, AriCon ceased operations of all subsidiary business operations when the Company’s losses became unsustainable, and the Company was not able to obtain investment financing.

Carbon Source, Inc. (“CS”) was incorporated in the State of Wyoming on June 14, 2021 and its principal business is waste reclamation technologies and processing.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of CoroWare, Inc. and its wholly-owned subsidiaries, CoroWare Technologies, Inc., CoroWare Robotics Solutions, Inc., and Robotic Workspace Technologies, Inc., as well as its 51% interest in ARiCON, LLC (collectively, the “Company”). All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses all available information and appropriate techniques to develop its estimates. However, actual results could differ from its estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash equivalents. The Company had no cash equivalents as of December 31, 2020 and 2019. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions and has not experienced any losses in such accounts. As of December 31, 2020 and 2019, the Company did not have bank balances that exceeded the FDIC insured limits.

Accounts Receivable

The Company’s accounts receivable are exposed to credit risk. During the normal course of business, the Company extends unsecured credit to its customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale. The Company regularly evaluates and monitors the creditworthiness of each customer. The Company provides an allowance for doubtful accounts based on our continuing evaluation of its customers’ credit risk and its overall collection history. The Company had an allowance for doubtful accounts of $- and $- at December 31, 2020 and 2019, respectively.

F-37

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventories, which are comprised solely of finished goods, are stated at the lower of cost (based on the first-in, first-out method) or market. The Company provides for estimated losses from obsolete or slow-moving inventories, and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major renewals and improvements are capitalized while expenditures for minor replacements, maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss, if any, is reflected in loss on disposal of assets in the consolidated statement of income and comprehensive income.

At least annually, the Company evaluates, and adjusts when necessary, the estimated useful lives. The changes in estimated useful lives did not have a material impact on depreciation in any period. The estimated useful lives are:

Leasehold improvements	Remaining term of lease
Furniture and fixtures	5-7 years
Computer equipment and software	3-5 years

Impairment of Long-lived Assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-35, Property, Plant and Equipment, Subsequent Measurement (“ASC 360-35”). ASC 360-35 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Segment Reporting

FASB ASC 280-10, Segment Reporting, defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company reports according to one main segment.

Fair Value of Financial Instruments

The Company follows FASB ASC 820-10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and

F-38

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s consolidated financial statements for accounts receivable, accounts payable and accrued expenses, and related party accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments. The carrying amounts reported in the balance sheet for its notes payable approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the marketplace.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2020 and 2019, on a recurring basis:

Assets and liabilities measured at fair value on a recurring basis at December 31, 2020	Level 1	Level 2	Level 3	Total Carrying Value

Derivative liabilities	$-	$(21,713,986)	$-	$(21,713,986)

Assets and liabilities measured at fair value on a recurring basis at December 31, 2019	Level 1	Level 2	Level 3	Total Carrying Value

Derivative liabilities	$-	$(11,312,105)	$-	$(11,312,105)

F-39

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for FASB ASC 815, Derivatives and Hedging (“ASC 815”).

Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Stock Based Compensation

The Company follows FASB ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50, Equity–based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Through newly issued restricted common stock, the Company pays qualified contractors and advisors common shares in lieu of compensation for services provided including business development, management, technology development, consulting, legal services and accounting services.

F-40

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company derives its software system integration services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. The Company periodically review contractual performance and estimate future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

The Company recognizes revenue for its software and software professional services when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is probable. Product sales are recognized by us generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

The Company accounts for arrangements that contain multiple elements in accordance with FASB ASC 605-25, Revenue Recognition, Multiple Element Arrangements. When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, the Company allocates revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, the Company allocates revenue first to the fair value of the underlying elements and allocate the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled.

The Company limits the amount of revenue recognition for delivered elements to the amount that is not contingent on future delivery of products or services or subject to customer-specified return of refund privileges. The Company recognizes revenue from the sale of manufacturer’s maintenance and extended warranty contracts in accordance with FASB ASC 605-45, Revenue Recognition, Principal Agent Considerations, net of its costs of purchasing the related contracts.

Research and Development

Research and development costs relate to the development of new products, including significant improvements and refinements to existing products, and are expensed as incurred. Research and development expenses for the years ended December 31, 2020 and 2019 were $- and $-, respectively.

Advertising Expense

The Company expenses advertising costs as they are incurred. Advertising expense for the years ending December 31, 2020 and 2019 were $- and $-, respectively.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk are cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents in deposit accounts with high quality, credit-worthy financial institutions.

Basic and Diluted Loss per Share

The Company computes basic and diluted earnings per share amounts in accordance with FASB ASC 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common

F-41

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

For the years ended December 31, 2020 and 2019, the effect of common stock equivalents has been excluded from the calculation of diluted earnings per share as their effect would be anti-dilutive.

The Company currently has convertible debt and preferred stock, which, if converted, as of December 31, 2020 and 2019, would have caused the Company to issue diluted shares totaling 106,657,185,025 and 112,999,200,642, respectively.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, as of December 31, 2020 and 2019 the Company has issued and has outstanding shares of Series B Preferred Stock which are entitled, prior to the declaration of any dividends on common stock, to earn a 5 percent dividend, payable in either cash or common stock of the Company. The Board of Directors has sole discretion to declare dividends based on the Company’s financial condition, results of operations, capital requirements, contractual obligations and other relevant factors. At December 31, 2020 and 2019, there were cumulative undeclared dividends to Preferred Series B shareholders of $15,969 and $15,969, respectively, the obligation for which is contingent on declaration by the board of directors. These balances have been recorded as part of accounts payable and accrued expenses.

ASU 2014-08

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) and Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”). ASU 2014-08 amends the definition for what types of asset disposals are to be considered discontinued operations, as well as amending the required disclosures for discontinued operations and assets held for sale. ASU 2014-08 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not have any effect on the Company’s financial position, results of operations or cash flows.

ASU 2014-09

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services, or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Company is still evaluating the effect of the adoption of ASU 2014-09. On April 1, 2015, the FASB voted to propose to defer the effective date of the new revenue recognition standard by one year.

ASU 2014-12

In June 2014, the FASB issued ASU No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be achieved after the Requisite Service Period (“ASU 2014-12”). This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. ASU 2014-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The adoption of ASU 2014-12 did not have any effect on the Company’s financial position, results of operations or cash flows.

F-42

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

ASU 2014-15

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40) (“ASU 2014-15”). ASU 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosure. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for interim and annual periods thereafter. Early application is permitted. The Company does not expect the adoption of ASU 2014-15 to have a material effect on its financial position, results of operations or cash flows.

ASU 2014-16

In November 2014, the FASB issued ASU 2014-16, Derivatives and Hedging (Topic 815) (“ASU 2014-16”). ASU 2014-16 addresses whether the host contract in a hybrid financial instrument issued in the form of a share should be accounted for as debt or equity. ASU 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The adoption of ASU 2014-16 did not have any effect on the Company’s financial position, results of operations or cash flows.

ASU 2014-17

In November 2014, the FASB issued ASU No. 2014-17, Business Combinations (Topic 805): Pushdown Accounting (“ASU 2014-17”). This ASU provides an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. ASU 2014-17 was effective on November 18, 2014. The adoption of ASU 2014-17 did not have any effect on the Company’s financial position, results of operations or cash flows.

ASU 2015-01

In January 2015, the FASB issued ASU No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”). This ASU eliminates from U.S. GAAP the concept of extraordinary items. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. The adoption of ASU 2015-01 did not have any effect on the Company’s financial position, results of operations or cash flows.

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”), which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). This ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB ASC and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (“VIE”), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. This ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The adoption of ASU 2015-02 did not have any effect on the Company’s financial position, results of operations or cash flows.

F-43

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

ASU 2015-03

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments are to be applied on a retrospective basis, wherein the balance sheet of each individual period presented is adjusted to reflect the period-specific effects of applying the new guidance. The adoption of ASU 2014-08 did not have any effect on the Company’s financial position, results of operations or cash flows.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company incurred a net loss in the amount of $11,729,741 during the year ended December 31, 2020 compared to net income of $10,031,946 for the year ended December 31, 2019. The Company has a working capital deficit of $40,195,559 and $28,466,819 as of December 31, 2020 and 2019, respectively. The Company has accumulated deficits of $73,184,575 and $61,454,835 as of December 31, 2020 and 2019, respectively. Because of these and other factors, the Company will require additional working capital to develop its business operations. The Company intends to raise additional working capital through the use of private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support the Company’s working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-44

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 5 – INVENTORY

As of December 31, 2020 and 2019, inventories consist of the following:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Raw materials	$-	$-
Work in process	-	-
Finished goods	-	-
Subtotal	-	-
Less: inventory reserve	-	-
Inventory, net	$-	$-

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2020 and 2019:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Computer equipment	$-	$-
Furniture and fixtures	-	-
Subtotal	-	-
Less: accumulated depreciation	-	-
Property and equipment, net	$-	$-

Depreciation expense for the years ended December 31, 2020 and 2019 was $- and $-, respectively.

F-45

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following at December 31, 2020 and 2019:

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019
Accounts payable	$1,328,392	$1,328,394
Accrued expenses	30,078	30,078
Dividends payable	15,969	15,969
Credit cards payable	81,048	81,048
Accrued interest	7,007,195	5,843,153
Accrued payroll	861,368	711,368
Accrued PTO	134,861	134,861
Commissions payable	221,188	221,188
Payroll taxes payable	2,393,287	2,393,287
Garnishment liens payable	35,502	35,502
Pension plan payable	23,981	23,981
Flex spending payable	(507)	(507)
Total	$12,132,362	$10,818,322

NOTE 8 – RELATED PARTY TRANSACTIONS

As of December 31, 2020 and 2019, related party accrued expenses were $230,993 and $230,993, respectively, which consisted entirely of deferred salaries to employees.

NOTE 9 – OBLIGATIONS COLLATERALIZED BY RECEIVABLES, NET

On July 16, 2015, the Company entered into an accounts receivable financing arrangement with Knight Capital for a principal amount received in cash of $173,500. The terms of the arrangement requires the Company to repay the principal balance plus an additional $52,050 in debt discounts for total remittance of $225,550. The terms of repayment require the Company to remit to the lender approximately 30% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $52,050 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at December 31, 2020 was $85,018.

On July 31, 2015, the Company entered into an accounts receivable financing arrangement with High-Speed Capital for a principal amount received in cash of $85,000. The terms of the arrangement requires the Company to repay the principal balance plus an additional $39,950 in debt discounts for total remittance of $124,950. The terms of repayment require the Company to remit to the lender approximately 47% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $39,950 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at December 31, 2020 was $37,683.

On August 17, 2015, the Company entered into an accounts receivable financing arrangement with QuickFix Capital for a principal amount received in cash of $70,000. The terms of the arrangement requires the Company to repay the principal balance plus an additional $32,200 in debt discounts for total remittance of $102,200. The terms of repayment require the Company to remit to the lender approximately 46% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This

F-46

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 9 – OBLIGATIONS COLLATERALIZED BY RECEIVABLES, NET (continued)

borrowing is secured by the assets of the Company. The additional $32,200 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at December 31, 2020 was $73,907.

On August 18, 2015, the Company entered into an accounts receivable financing arrangement with PowerUp Lending Group, Ltd. for a principal amount received in cash of $150,000. The terms of the arrangement require the Company to repay the principal balance plus an additional $45,000 in debt discounts for total remittance of $195,000. The terms of repayment require the Company to remit to the lender approximately 39% of all future receivables arising from credit card, debit card and prepaid transactions until such time as the total remittance is paid in full. This borrowing is secured by the assets of the Company. The additional $45,000 will be recognized as interest expense over the estimated term of the agreement. The term is not fixed due to the variable repayment terms; however, management currently estimates such terms to be between approximately two and eight months. The ending principal balance of this borrowing at December 31, 2020 was $46,224.

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET

In February 2003, the Company issued $230,000 of notes payable which matured in June 2003. The notes earn simple interest at 8% per annum unless they are in default, in which case they earn default simple interest at a rate of 15%. In July 2003, the terms of the note were changed such that the notes became convertible debentures, whereby at the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $1.00 per share. As of December 31, 2020, $100,000 of principal and $258,828 of accrued interest remain outstanding from these notes. These notes are currently in default.

On July 22, 2005, the Company issued a convertible promissory note to Richard Wynns (“Wynns”) for $30,000. The note accrues simple interest at a rate of 5% per annum and matures on December 31, 2006. At the option of the holder, all outstanding principal and interest can be converted into shares of the Company’s common stock at $0.15 per share. Through December 31, 2015, the holder converted $22,500 of principal into shares of the Company’s common stock. As of December 31, 2020, there is $7,500 of principal and $6,752 of accrued interest remaining on this note. This note is currently in default.

On October 3, 2005, the Company issued a convertible promissory note to Wynns for $30,000. The note accrues simple interest at a rate of 10% per annum and matures on November 2, 2005. On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $47,509. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion. As of December 31, 2020, there is $47,509 of principal and $49,871 of accrued interest remaining on this note. This note is currently in default.

On October 14, 2005, the Company issued a convertible promissory note to Wynns for $30,000. The note accrues simple interest at a rate of 10% per annum and matures on December 31, 2006. On July 26, 2010, this note was amended whereby accrued interest through this date was added to the principal balance, making the total principal balance of the note $46,489. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 75% of the average of the three lowest closing prices during the 10-day trading period prior to conversion. As of December 31, 2020, there is $46,489 of principal and $48,801 of accrued interest remaining on this note. This note is currently in default.

On July 20, 2006, the Company issued a convertible promissory note to YA Global Investments, L.P. (“YA Global”) for $1,250,000, with a maturity date of July 20, 2009. On August 22, 2006, the Company issued a convertible promissory note to YA Global for $575,000, with a maturity date of August 22, 2009. The notes accrue simple interest at a rate of 10% per annum, with a default simple interest rate of 14% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder

F-47

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, a total of $82,630 in principal and $373,323 in accrued interest were converted into shares of the Company’s common stock. Additionally, through December 31, 2015, $1,671,742 of principal from these notes were assigned to other parties in the form of convertible promissory notes. On February 5, 2016, the principal and interest were consolidated into a new convertible promissory note.

On November 2, 2007, the Company issued a convertible promissory note to YA Global for $600,000, with a maturity date of November 2, 2010. On March 17, 2008, the Company issued a convertible promissory note to YA Global for $300,000, with a maturity date of March 17, 2010. The notes accrue simple interest at a rate of 14% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. On February 5, 2016, the principal and interest were consolidated into a new convertible promissory note.

On January 12, 2010, the Company issued an amended convertible promissory note to Westmount Holdings International, Ltd., with a principal balance of $567,200 and accrued interest of $317,510, which was assigned from YA Global. The note accrues simple interest at a rate of 14% per annum and is due on demand. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, the Company converted $29,883 of principal and $261,259 of accrued interest into shares of the Company’s common stock. As of December 31, 2020, there is $537,317 of principal and $817,819 of accrued interest remaining on this note. This note is currently in default.

On January 28, 2011, the Company issued a convertible promissory note to Barclay Lyons, LLC for $10,750. The note accrues simple interest at a rate of 21% per annum and matures on July 28, 2011, with a default simple interest rate of 36%. Pursuant to the terms of the note, the principal balance is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lesser of (i) the closing price on the day prior to conversion, or (ii) the volume-weighted-average closing price of the five-day trading period prior to conversion, though in no instance shall the conversion price be less than $0.0001. There is a ceiling on the conversion rate of $0.05 per share, but this rate is to be discounted based on forward splits. As of December 31, 2020, there is $10,750 of principal and $37,614 of accrued interest remaining on this note. This note is currently in default.

On March 21, 2011, the Company issued a convertible promissory note to Redwood Management, LLC for $284,132. The note accrues interest at a rate of 14% per annum and matures on March 18, 2013. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. As of December 31, 2020, there is $123,936 of principal and $135,978 of accrued interest remaining on this note. This note is currently in default.

On April 2, 2011, the Company issued a convertible promissory note to Martin Harvey for $67,042, which was assigned to Blackbridge Capital, LLC (“Blackbridge”). The note accrues compounded interest at a rate of 10% per annum and matures on May 2, 2011, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. As of December 31, 2020, there is $11,985 of principal and $94,596 of accrued interest remaining on this note. This note is currently in default.

On June 2, 2011, the Company issued a convertible promissory note to Panache Capital, LLC (“Panache”) for $65,000. The note accrues simple interest at a rate of 8% per annum and matures on June 1, 2012, with a default

F-48

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

simple interest rate of 15% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion. Through December 31, 2015, the Company converted $57,315 of principal into shares of the Company’s common stock. As of December 31, 20120, there is $7,685 of principal and $18,052 of accrued interest remaining on this note. This note is currently in default.

On June 29, 2011, the Company issued a convertible promissory note to Panache for $15,000. The note accrues simple interest at a rate of 8% per annum and matures on June 29, 2012. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the 20-day trading period prior to conversion. As of December 31, 2020, there is $201 of principal and $5,531 of accrued interest remaining on this note. This note is currently in default.

On October 5, 2011, the Company issued a convertible promissory note to Premier IT Solutions for $21,962. The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. As of December 31, 2020, there is $21,962 of principal and $63,358 of accrued interest remaining on this note. This note is currently in default.

On February 21, 2012, the Company issued a convertible promissory note to Kelburgh, Ltd. for $13,000. The note accrues compounded interest at a rate of 10% per annum and matures on March 5, 2012, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 85% of the average of the five trading days prior to the applicable conversion date. As of December 31, 2020, there is $13,000 of principal and $35,512 of accrued interest remaining on this note. This note is currently in default.

On August 3, 2012, the Company issued a convertible promissory note to Raphael Cariou (“Cariou”) for $7,000. The note accrues compounded interest at a rate of 10% per annum and matures on February 3, 2013, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of the average of the five trading days prior to the applicable conversion date, with the number of conversion shares multiplied by 115%. As of December 31, 2020, there is $7,000 of principal and $16,918 of accrued interest remaining on this note. This note is currently in default.

On February 25, 2013, the Company issued two convertible promissory notes to AGS Capital Group, LLC (“AGS”) for $131,377 and $42,000. The notes accrue compounded interest at a rate of 14% per annum and mature on February 25, 2014. Pursuant to the terms of the notes, the principal balance and accrued interest are convertible into shares of the Company’s common stock at a conversion rate of 35% of the lowest closing price during the 20-day trading period prior to conversion. Through December 31, 2015, $96,138 of principal has been converted into shares of the Company’s common stock. As of December 31, 2020, there is a total of $50,640 of principal and $170,413 of accrued interest remaining on these notes. These notes are currently in default.

On March 7, 2013, the Company issued a convertible promissory note to YA Global for $25,000. The note accrues simple interest at a rate of 14% per annum and matures on March 7, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 80% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. On February 5, 2016, the principal and interest were consolidated into a new convertible promissory note.

F-49

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On August 23, 2013, the Company issued a convertible promissory note to Zoom Marketing (“Zoom”) for $140,000. The note accrues simple interest at a rate of 5% per annum and matures on January 23, 2014, with a default simple interest rate of 10% per annum. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the of the average of the three lowest closing prices during the five-day trading period prior to conversion. On March 27, 2014, Zoom assigned $75,000 of principal to Tangiers. As of December 31, 2020, there is $65,000 of principal and $49,319 of accrued interest remaining on this note. This note is currently in default.

On November 13, 2013, the Company issued a convertible promissory note to Tangiers for $17,000. The note accrues simple interest at a rate of 10% per annum and matures on November 13, 2014, with a default simple interest rate of 20% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 20-day trading period prior to conversion, with the conversion rate being rounded to $0.0001 or whole share. As of December 31, 2020, there is $17,000 of principal and $22,547 of accrued interest remaining on this note. This note is currently in default.

On February 21, 2014, the Company issued a convertible promissory note to Blackbridge for $5,000. The note accrues simple interest at a rate of 8% per annum and matures on September 21, 2014. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 30-day trading period prior to conversion. As of December 31, 2020, there is $5,000 of principal and $3,451 of accrued interest remaining on this note. This note is currently in default.

On March 11, 2014, the Company issued two convertible promissory notes to LG Capital Funding, LLC (“LG”) for $32,000 and $24,000. The notes accrue simple interest at a rate of 12% per annum and mature on March 11, 2015, with default simple interest rates of 24% per annum. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the lowest closing price during the 10-day trading period prior to, and including the date of, conversion. As of December 31, 2020, there is a total of $56,000 of principal and $84,801 of accrued interest remaining on these notes. These notes are currently in default.

On March 27, 2014, the Company issued a convertible promissory note to Tangiers for $75,000, which was assigned from Zoom. The note accrues simple interest at a rate of 10% per annum and is due on March 27, 2015, with a default simple interest rate of 20% per annum. On March 27, 2014, the Company issued a separate convertible promissory note to Tangiers, whereby the Company could borrow up to $600,000, of which $100,000 would be treated as an original issue discount on a pro rata basis. The note accrues simple interest at a rate of 0% per annum and is due on demand, with a default simple interest rate of 20% per annum. During the year ended December 31, 2014, the Company borrowed $72,000, of which $12,000 was original issue discount. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 20-day trading period prior to the date of conversion. As of December 31, 2020, there is a total of $147,000 of principal and $92,219 of accrued interest remaining on these notes. These notes are currently in default.

On April 1, 2014, YA Global sold $40,000 of their original note in the amount $1,250,000 to an unrelated third party (“Tuohy”). The Company then issued a convertible promissory note to Tuohy for that debt. The note calls for 14% simple interest through the maturity date of December 31, 2014. Pursuant to the terms of the notes the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, Tuohy converted $40,000 of principal into shares of the Company’s common stock. The principal balance of this note has been paid in full, yet $153 of accrued interest remains unpaid.

F-50

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

On April 2, 2014, the Company issued a convertible promissory note to Burrington Capital, LLC (“Burrington”) for $25,000. The note calls for 10% compounded interest through the maturity date of October 1, 2014, with a default compounded interest rate of 15% per annum. Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower. As of December 31, 2020, there is $25,000 of principal and $41,721 of accrued interest remaining on this note. This note is currently in default.

On April 3, 2014, YA Global sold a portion of their note in the amount of $50,000 to an unrelated third party (“Ferro”). The Company then issued a convertible promissory note to Ferro for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. As of December 31, 2020, there is $26,825 of principal and $31,193 of accrued interest remaining on this note. This note is currently in default.

On April 8, 2014, a note holder, YA Global, sold a portion of their note in the amount of $200,000 to Dakota Capital Pty Ltd. (“Dakota”). The Company then issued a convertible promissory note to Dakota for that debt. The note calls for 14% simple interest through the maturity date December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a 50% discount of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower. As of December 31, 2020, there is $200,000 of principal and $188,482 of accrued interest remaining on this note. This note is currently in default.

On April 14, 2014, YA Global assigned $100,000 of their convertible note to Barry Liben. The note accrues interest at a rate of 0% per annum and is due December 31, 2014. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 50% of the average of the three lowest closing prices during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, Liben converted $25,000 in note principal into shares of the Company’s common stock. As of December 31, 2020, there is $52,800 of principal remaining on this note. This note is currently in default.

On December 10, 2014, the Company issued a convertible promissory note to Jared Robert for $20,000. The note accrues compounded interest at a rate of 10% per annum and is due on June 10, 2015, with a default compounded interest rate of 15%. Pursuant to the terms of the note the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 60% of the lowest closing price during the 20-day trading period prior to conversion, or $0.01, whichever is lower. As of December 31, 2020, there is $20,000 of principal and $28,144 of accrued interest remaining on this note. This note is currently in default.

On January 7, 2015, the Company issued a convertible promissory note to LG Capital for $20,625, of which $4,125 was an original issue discount. The note accrues simple interest at a rate of 12% per annum and is due on January 7, 2016, with a default simple interest rate of 24%. Pursuant to the terms of the note, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 45% of the lowest closing price during the 20-day trading period prior to, and including the date of, conversion. As of December 31, 2020, there is $20,625 of principal and $27,144 of accrued interest remaining on this note. This note is currently in default.

On March 12, 2015, the Company issued two convertible promissory notes to Cariou totaling $188,356 ($94,178 each) for settlement of compensation owed as well as penalties and interest. The note calls for 24% compounded interest through the maturity date of September 12, 2015, with a default compounded interest rate of 29%. The principal balance and accrued interest are convertible into the Company’s common stock at a conversion rate of

F-51

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 10 – CONVERTIBLE NOTES PAYABLE, NET (continued)

the average of the five trading days prior the applicable conversion date, with the number of conversion shares multiplied by 115%. Through December 31, 2015, the Company made $9,000 in principal payments towards these notes. As of December 31, 2020, there is a total of $176,356 of principal and $741,007 of accrued interest remaining on these notes. These notes are currently in default.

On February 5, 2016, the Company issued a convertible promissory note to YA Global in the amount of $2,829,690. The note accrues simple interest at a rate of 6% per annum and is due on April 30, 2016, with a default simple interest rate of 18%. Pursuant to the terms of the notes, the principal balance and accrued interest is convertible at the option of the note holder into shares of the Company’s common stock at a rate of 85% of the lowest closing price during the 30-day trading period prior to conversion, or $0.02, whichever is lower, with the conversion rate being rounded to $0.0001 or whole share. Through December 31, 2015, a total of $88,700 in principal and $75,018 in accrued interest were converted into shares of the Company’s common stock. As of December 31, 2020, there is a total of $2,740,990 of principal and $2,319,716 of accrued interest remaining on the note. These notes are currently in default.

In the Company’s evaluation of each convertible debt instrument in accordance with FASB ASC 815, Derivatives and Hedging (pre-codification FAS 133 “Accounting for Derivative Financial Instruments and Hedging Activities”) (“ASC 815”), based on the variable conversion price, it was determined that the conversion features were not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value (see Note 15). As of December 31, 2020 and 2019, debt discounts related to convertible notes payable totaled $0 and $0, respectively.

NOTE 11 – NOTES PAYABLE

On June 29, 2007, the Company issued a promissory note to Gary Sumner for $45,000. The note accrues compounded interest of 5% per annum and matures on March 31, 2008, with a default simple interest rate of 18%. As of December 31, 2020, there is $45,000 of principal and $98,055 of accrued interest remaining on this note. This note is currently in default.

On July 3, 2008, the Company issued a promissory note to LTC International Corp. for $25,000. The note accrues simple interest of 20.80% per annum and matures on December 17, 2008, with a default simple interest rate of 41.60%. As of December 31, 2020, there is $4,732 of principal and $26,770 of accrued interest remaining on this note. This note is currently in default.

On March 17, 2010, the Company issued a promissory note to John Kroon for $10,000. The note accrues compounded interest of 18% per annum and matures on September 13, 2010, with a default compounded interest rate of 21%. As of December 31, 2020, there is $10,000 of principal and $83,146 of accrued interest remaining on this note. This note is currently in default.

On July 27, 2010, the Company issued a promissory note to Richard Wynns for $25,000. The note accrues compounded interest of 18% per annum and matures on January 23, 2011, with a default compounded interest rate of 21%. As of December 31, 2020, there is $25,000 of principal and $190,908 of accrued interest remaining on this note. This note is currently in default.

On March 15, 2011, the Company issued a promissory note to Barclay Lyons for $15,000. The note accrues simple interest of 18.99% per annum and matures on March 25, 2011, with a default simple interest rate of 28.99%. As of December 31, 2020, there is $15,000 of principal and $42,574 of accrued interest remaining on this note. This note is currently in default.

On March 29, 2011, the Company issued a promissory note to George Ferch for $5,000. The note accrues interest of 0% per annum and matures on June 27, 2011, with a default compounded interest rate of 21%. As of December

F-52

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 11 – NOTES PAYABLE (continued)

31, 2020, there is $5,000 of principal and $31,195 of accrued interest remaining on this note. This note is currently in default.

On April 11, 2012, the Company issued a promissory note to Blackbridge for $6,000. The note accrues simple interest of 5% per annum and matures on May 25, 2012, with a default simple interest rate of 5%. As of December 31, 2020, there is $1,500 of principal and $877 of accrued interest remaining on this note. This note is currently in default.

On October 18, 2013, the Company issued a promissory note to Walter Jay Bell for $10,000. The note accrues simple interest of 10% per annum and matures on November 29, 2013. As of December 31, 2020, there is $10,000 of principal and $2,203 of accrued interest remaining on this note. This note is currently in default.

On April 24, 2016, the Company issued a promissory note to Walter Jay Bell for $8,642. The note accrues simple interest of 5% per annum and matures on June 30, 2016. As of December 31, 2020, there is $8,642 of principal and $2,046 of accrued interest remaining on this note. This note is currently in default.

On May 10, 2016, the Company issued a promissory note to William Rittman for $20,000. The note accrues simple interest of 16% per annum and matures on August 29, 2016. As of December 31, 2020, there is $11,250 of principal and $8,545 of accrued interest remaining on this note. This note is currently in default.

NOTE 12 – NOTES PAYABLE, RELATED PARTIES

As of December 31, 2020 and 2019 the Company had an aggregate total of $157,854 and $157,854, respectively, in related party notes payable. These notes bear simple interest at 18% per annum, with default simple interest of 24% per annum. As of December 31, 2020, all notes payable to related parties were in default. Accrued interest on related party notes payable totaled $390,342 and $353,699 at December 31, 2020 and 2019, respectively.

NOTE 13 – SMALL BUSINESS ADMINISTRATION LOAN

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. The note bears interest at 4% and is secured by the equipment and machinery assets of the Company. The balance outstanding at December 31, 2020 and 2019 was $979,950 and $979,950, respectively. The note calls for monthly installments of principal and interest of $4,813 beginning September 17, 2002 and continuing until April 17, 2032.

The Company and the Small Business Administration reached an agreement in November 2010, whereby the Small Business Administration would accept $500 per month for 12 months with payment reverting back to $4,813 in November 2011. The Company only made four payments under the modification agreement. The Company continues to carry the loan as a current term liability because current payments are not being made, resulting in a default. Accrued interest payable on the note totaled $654,101 and $614,903 as of December 31, 2020 and 2019, respectively.

NOTE 14 – DERIVATIVE LIABILITY

Effective July 31, 2009, the Company adopted ASC 815, which defines determining whether an instrument (or embedded feature) is solely indexed to an entity’s own stock. The conversion price of certain convertible notes and exercise price of certain warrants are variable and subject to the fair value of the Company’s units on the date of conversion or exercise. As a result, the Company has determined that the conversion and exercise features are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has bifurcated the conversion and exercise features of the instruments to be recorded as a derivative liability.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as items of other income or expense. The Company’s

F-53

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 14 – DERIVATIVE LIABILITY (continued)

only asset or liability measured at fair value on a recurring basis is its derivative liability associated with convertible notes payable and warrants.

At origination and subsequent revaluations, the Company valued the derivative liabilities using the Black-Scholes options pricing model under the following assumptions:

	Year Ended December 31, 2020	Year Ended December 31, 2019

Risk-free interest rate	0.13-0.36%	0.16-0.17%
Expected options life	1 - 3 yrs	1 - 3 yrs
Expected dividend yield	-	-
Expected price volatility	693.24%	1172.65%

During the year ended December 31, 2020, the Company’s derivative liability increased from $11,312,105 to $21,713,986, and the Company recognized a (loss) gain on derivative liabilities of $(10,401,881) and $11,286,929 for the years ended December 31, 2020 and 2019, respectively, in conjunction with settlement of convertible notes payable, additions of new derivative liabilities and subsequent revaluations of existing derivative liabilities.

NOTE 15 – PREFERRED STOCK

a) Series A Preferred Stock

The Company has authorized 125,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $0.005 per share or 75 percent of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, and (v) has no voting rights except when mandated by Delaware law. At December 31, 2020 and 2019, the Company had 0 and 0 Series A Preferred shares issued and outstanding, respectively.

b) Series B Preferred Stock

The Company has authorized 525,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock (i) pays a dividend of 5 percent, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company’s common stock at the lesser of $15 per share or 75 percent of the average closing bid prices over the 20 trading days immediately preceding the date of conversion, (iii) has a liquidation preference of $1.00 per share, and (iv) may be redeemed by the Company at any time up to five years.

Based upon the Company’s evaluation of the terms and conditions of the Series B Preferred Stock, the embedded conversion feature related to the preferred stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series B preferred stock of $212,868 and $212,888 as of December 31, 2020 and 2019, respectively. This amount is included as a current liability on the Company’s balance sheet. Fair value adjustments of $(212,888) and $21,005 were charged to derivative income (expense) for the years ended December 31, 2020 and 2019, respectively. At December 31, 2020 and 2019, the Company has 159,666 and 159,666 shares of Series B preferred stock issued and outstanding, respectively.

F-54

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 15 – PREFERRED STOCK (continued)

c) Series C Preferred Stock

The Company has authorized 500,000 shares of Series C Preferred Stock. During 2007, the Company initiated a private offering under Regulation D of the Securities Act of 1933 (the “Private Offering”), of an aggregate 500,000 units (collectively referred to as the “Units”) at a price of $1.00 (one dollar) per unit, with each unit consisting of one share of Series C Convertible Preferred Stock at the lesser of eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion or $0.04 and stock purchase warrants equal to the number of shares of common stock converted from the Series C Convertible Preferred Stock, exercisable at $0.06 per share and which expire five (5) years from the conversion date. At December 31, 2020 and 2019, the Company had 0 and 0 shares of Series C preferred stock issued and outstanding, respectively.

d) Series D Preferred Stock

On November 10, 2011, the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series D Preferred Stock. There are 500,000 shares of Series D Preferred Stock authorized with a par value of $0.001. Each share of Series D Preferred Stock has a stated value equal to $1.00. These preferred shares rank higher than all other securities. Each outstanding share of Series D Preferred Stock shall be convertible into the number of shares of the Corporation’s common stock determined by dividing the Stated Value by the Conversion Price which is defined as eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. Mandatory conversion can be demanded by the Company prior to October 1, 2013. Each one share of the Series D Preferred Stock shall have voting rights equal to 100,000 votes of Common Stock.

There were no issuances, conversions or redemptions of Series D stock during the years ended December 31, 2020 and 2019. At December 31, 2020 and 2019, the Company had 100,000 and 100,000 shares of Series D preferred stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series D Preferred Stock, the embedded conversion feature related to the preferred stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series D preferred stock of $200,000 and $100,000 as of December 31, 2020 and 2019, respectively. This amount is included as a current liability on the Company’s balance sheet. Fair value adjustments of $(100,000) and $29,282 were charged to derivative income (expense) for the year ended December 31, 2020 and 2019, respectively.

e) Series E Preferred Stock

On March 9, 2012, the Corporation filed the Certificate of Designation of the Rights and Preferences of Series E Convertible Preferred Stock of the Company with the Delaware Secretary of the State pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 1,000,000 authorized shares of Series E Convertible Preferred Stock, par value $0.001 per share. The Series E preferred shares are convertible into common shares at 50% of the lowest closing bid price of the common stock over the twenty days immediately prior the date of conversion, but no less than the par value of the common stock ($0.0001).

F-55

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 15 – PREFERRED STOCK (continued)

At December 31, 2020 and 2019, the Company had 791,567 and 791,567 shares of Series E preferred stock issued and outstanding, respectively. Based upon the Company’s evaluation of the terms and conditions of the Series E Preferred Stock, the embedded conversion feature related to the preferred stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series E preferred stock of $1,388,882 and $766,751 as of December 31, 2020 and 2019, respectively. This amount is included as a current liability on the Company’s balance sheet. Fair value adjustments of $(622,131) and $18,085 were charged to derivative income (expense) for the year ended December 31, 2020 and 2019, respectively.

f) Series F Preferred Stock

On October 4, 2013, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series F Convertible Preferred Stock, par value $0.001 per share.

The shares of preferred stock have a stated value of $1.00, have no voting rights, are entitled to no dividends due or payable and are convertible into the number of shares of the Corporation’s common stock determined by dividing the stated value by the conversion price which is defined as eighty five percent (85%) of the average closing bid price of the common stock over the five (5) trading days immediately preceding the date of conversion, but no less than par value of the common stock. At any time after the issuance date through the fifth (5th) anniversary of the issuance of the preferred stock, the Company shall have the option to redeem any unconverted shares at an amount equal to one hundred thirty percent (130%) of the stated value of the stock plus accrued and unpaid dividends, if any. Redemption shall be established by the Company in its sole and absolute discretion and no holder of Series F Preferred Stock may demand that the Series F Preferred Stock be redeemed. At December 31, 2020 and 2019, the Company had 190,000 and 190,000 shares of Series F preferred stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series F Preferred Stock, the embedded conversion feature related to the preferred stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series F preferred stock of $380,000 and $190,000 as of December 31, 2020 and 2019, respectively. This amount is included as a current liability on the Company’s balance sheet. Fair value adjustments of $(190,000) and $- were charged to derivative income (expense) for the year ended December 31, 2020 and 2019, respectively.

g) Series G Preferred Stock

On April 17, 2014, the Company filed the certificate of designation pursuant to which the Company set forth the designation, powers, rights, privileges, preferences and restrictions of 500,000 authorized shares of Series G Convertible Preferred Stock, par value $0.001 per share.

The shares of preferred stock have a stated value of $1.00, have voting rights equal to 5,000,000 votes of common stock, are entitled to no dividends due or payable, are non-redeemable and are convertible into the number of

F-56

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 15 – PREFERRED STOCK (continued)

shares of the Corporation’s common stock determined by dividing the stated value by the conversion price which is defined as eighty five percent (85%) of the average closing bid price of the common stock over the twenty (20) trading days immediately preceding the date of conversion, but no less than par value of the common stock. At December 31, 2020 and 2019, the Company had 25,000 and 25,000 shares of Series G preferred stock issued and outstanding, respectively.

Based upon the Company’s evaluation of the terms and conditions of the Series G Preferred Stock, the embedded conversion feature related to the preferred stock was afforded the exemption as a conventional convertible instrument due to certain variabilities in the conversion price and met the conditions for equity classification. However, the Company is required to bifurcate the embedded conversion feature and carry it as a derivative liability.

The Company estimated the fair value of the compound derivative using a common stock equivalent and the current share price of the Company’s common stock. As a result of this estimate, the Company’s valuation model resulted in a compound derivative balance associated with the Series G preferred stock of $50,000 and $25,000 as of December 31, 2020 and 2019, respectively. This amount is included as a current liability on the Company’s balance sheet. Fair value adjustments of $(25,000) and $7,321 were charged to derivative income (expense) for the year ended December 31, 2020 and 2019, respectively.

NOTE 16 – COMMON STOCK AND TREASURY STOCK

Common Stock

The Company is authorized to issue up to 35,000,000,000 shares of $0.0001 par value common stock, of which 13,701,742,065 and 13,701,742,065 shares were issued and outstanding as of December 31, 2020 and 2019, respectively.

During the years ended December 31, 2020 and 2019, the Company did not issue any shares of common stock.

Treasury Stock

As of December 31, 2020 and 2019, the Company held 131,718,000 and 1,785,000 shares of common stock in treasury, respectively.

NOTE 17 – STOCK OPTIONS AND WARRANTS

Employee Stock Options

None

Non-employee Stock Options

None

Stock Purchase Warrants

None

F-57

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 18 – INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes (“ASC 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the consolidated financial statements.

Net deferred tax assets consist of the following components as of December 31, 2020 and 2019:

As a result of the Tax Cuts and Jobs Act (Tax Legislation) enacted on December 22, 2017, the United States corporate income tax rate is 21% effective January 1, 2018.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the years ended December 31, 2020 and 2019.

The sources of the differences follow:

	For the Years Ended
	December 31,
	2020	2019
Expected tax at 21%	$(2,463,246)	$2,106,709
Non-deductible (taxable) change in derivative liabilities	2,184,395	(2,370,255)
Change in valuation allowance/NOL carryforward	278,851	263,546
Total provision for income taxes	$-	$-

At December 31, 2020, the Company had net operating loss carry forwards of approximately $18,206,575 that expires in varying amounts from the year 2021 thru the year 2037. No tax benefit has been reported in the December 31, 2020 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The income tax provision differs from the amount of income tax determined by applying the estimated U.S. federal and state income tax rates of 34 percent to pretax income from continuing operations for the year ended December 31, 2020 and 2019 due to the following:

	December 31, 2020	December 31, 2019

Loss carryforwards (expire through 2037)	$18,206,575	$16,878,715
Valuation allowance	(18,206,575)	(16,878,715)
Net deferred taxes	$-	$-

NOTE 19 – COMMITMENTS AND CONTINGENCIES

Lease Agreements

None

NOTE 20 – SUBSEQUENT EVENTS

On February 26, 2021, the Company issued 7,500,000,000 shares of its common stock to its sole officer and director, Lloyd Spencer, as compensation for accrued wages for fiscal years 2016, 2017, 2018, 2019 and 2020.

On June 2, 2021, the Company (the “Licensee”) entered into a License Agreement (the “Agreement”) with Oxford University Innovation Limited (the “Licensor”). Under the terms of the Agreement, the Licensee will license the licensed technology (OUI Project- Hydrogen from plastics via microwave-initiated catalytic dehydrogenation). The Agreement is non-exclusive and includes the United States and European Union. Signing fees for the Agreement are £54,807 and are due on August 2, 2021. The Royalty Rate is 5% of gross sales. The Agreement comprises milestone fees as: (i) £20,000 upon the first commercial sale of an licensed product; (ii) £50,000 upon generating $1,000,000 in sales; (iii) £10,000 upon the successful grant of the US patent; and (iv) £10,000 upon the successful grant of the EU patent.

On June 4, 2021, the Company’s sole officer and director, Lloyd Spencer, returned 7,500,000,000 shares of common stock previously to Mr. Spencer for accrued compensation so that the shares may be used for future business transactions. The accrued wages due Mr. Spencer were for fiscal years 2016, 2017, 2018, 2019 and 2020 were reinstated to the Company’s financials.

On June 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Global Technologies, Ltd (the “Consultant”) for preparation of the Company’s financial reports. Under the terms of the

F-58

COROWARE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 20 – SUBSEQUENT EVENTS (continued)

Agreement, the Consultant is to assist the Company in the preparation of its Annual Reports, Quarterly Reports and its Registration Statement(s). The Agreement shall have a term of one (1) year or until the Company’s Annual Report for the period ended December 31, 2021 is filed with OTC Markets or the Securities and Exchange Commission. As compensation, the Consultant, shall receive payment in the amount of $45,000.

On June 14, 2021, the Company filed Articles of Incorporation in the State of Wyoming a new wholly owned subsidiary, Carbon Source, Inc.

F-59

PART III—EXHIBITS

Index to Exhibits

Exhibit	Description

2.4	Certificate of Merger of Sanjay Haryma and Hy-Tech Technology Group, Inc. (previously filed on Form 1-A with the Securities and exchange Commission on August 31, 2021)

2.5	Certificate of Merger of SRM Networks, Inc. and Hy-Tech Technology Group, Inc. (previously filed on Form 1-A with the Securities and exchange Commission on August 31, 2021)

2.6	Agreement and Plan of Merger among the Company, RWT Acquisition, Inc and Robotic Workspace Technologies, Inc. dated July 21, 2004. (previously filed on Form 8-K with the Securities and Exchange on August 8, 2004.)

2.7	Certificate of Ownership and Merger of Innova Robotics and Automation, Inc. and Innova Holdings, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.1	Articles of Incorporation (previously filed on Form SB-2 with the Securities and Exchange Commission on August 7, 2001)

3.2	Bylaws (previously filed on Form SB-2 with the Securities and Exchange Commission on August 7, 2001)

3.3	Amendment to Articles of Incorporation- Name change to SRM Networks, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.4	Amendment to Articles of Incorporation- Name change to Hy-Tech Technology Group, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.5	Amendment to Articles of Incorporation- Increased authorized common stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.6	Amendment to Articles of Incorporation- Name change to Innova Holdings, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.7	Amendment to Articles of Incorporation- Name change to Innova Robotics and Automation, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.8	Amendment to Articles of Incorporation- Name change to CoroWare, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.9	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.10	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.11	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.12	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.13	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.14	Amendment to Articles of Incorporation- Capital structure (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.15	Amendment to Articles of Incorporation- Name change to Open Road Shipping, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.16	Articles of Incorporation for CoroWare Treasury, Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.17	Articles of Incorporation for Carbon Source Inc. (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

3.18	Amendment to Articles of Incorporation- Name change to CarbonMeta Technologies, Inc.

4.1	Form of Subscription Agreement (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.2	Certificate of Designation of Series A Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.3	Certificate of Designation of Series B Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.4	Certificate of Designation of Series D Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.5	Certificate of Designation of Series E Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.6	Restated Certificate of Designation of Series E Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.7	Certificate of Designation of Series F Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

4.8	Certificate of Designation of Series G Convertible Preferred Stock (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

42

10.1	Forbearance Agreement between CoroWare, Inc., CoroWare Technologies, Inc., Robotic Workspace Technologies, Inc. and YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.2	Amended and Restated Intellectual Security Agreement dated between CoroWare, Inc., CoroWare Technologies, Inc., Robotic Workspace Technologies, Inc. and YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.3	Common Stock Purchase Warrant Agreement between CoroWare, Inc. and YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.4	Amended and Restated Global Security Agreement between CoroWare, Inc., CoroWare Technologies, Inc., Robotic Workspace Technologies, Inc. and YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.5	Global Guaranty Agreement between CoroWare Technologies, Inc. and Robotic Workspace Technologies, Inc. in favor of YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.6

Amended and Restated Intellectual Security Agreement bewteen CoroWare, Inc., CoroWare Technologies, Inc., Robotic Workspace Technologies, Inc. and YA Global Investments, L.P. dated February 5, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.7	Consulting Agreement between CoroWare, Inc. and Global Technologies, Ltd dated May 10, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.8	Convertible Promissory Note between CoroWare, Inc. and Tangiers Investment Group, LLC dated July 19, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

10.9	Settlement Agreement between CoroWare, Inc., CoroWare Technologies, Inc., Robotics Workspace Technologies, Inc. and YA Global Investments, LP dated July 19, 2021 (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

11.1*	Legal Opinion of the Law Offices of Gary L. Blum (included in the opinion filed as Exhibit 12.1)

12.1*	Legal Opinion of the Law Offices of Gary L. Blum

14.1	Code of Ethics (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

21.1	List of Subsidiaries (previously filed on Form 1-A with the Securities and Exchange Commission on August 31, 2021)

* Filed herewith

43

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodinville, State of Washington, on October 5, 2021.

(Exact name of issuer as specified in its charter):	CoroWare, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Lloyd Spencer
Lloyd Spencer, Chief Executive Officer (Principal Executive Officer).

(Date): October 5, 2021

/s/ Lloyd Spencer
Lloyd Spencer, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): October 5, 2021

SIGNATURES OF DIRECTORS:

/s/ Lloyd Spencer	October 5, 2021
Lloyd Spencer, Director	Date

44